As Filed with the Securities and Exchange Commission on June 21, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FB Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	6022	62-1216058
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

211 Commerce Street, Suite 300,

Nashville, Tennessee 37201

(615) 313-0080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher T. Holmes

Chief Executive Officer and President

FB Financial Corporation

211 Commerce Street, Suite 300,

Nashville, Tennessee 37201

(615) 313-0080

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark Kanaly

Kyle Healy

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $1.00 per share	4,806,710 Shares	$35.97	$172,897,358.70	$20,038.80

(1)	Represents shares of common stock, par value $1.00 per share, of the registrant being registered for resale by the selling shareholders named in this Registration Statement or any permitted transferee, assignee or successor-in-interest thereof.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock as reported by the NYSE on June 15, 2017 which is within five business days of the filing of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 21, 2017

Prospectus

4,806,710 Shares

Common stock

This prospectus relates to the offer for sale of 4,806,710 shares of common stock, par value $1.00, of FB Financial Corporation, a bank holding company headquartered in Nashville, Tennessee, by the selling shareholders identified below in this prospectus or in any supplement to this prospectus or any transferee, assignee or successor-in-interest of any selling shareholder. For a more detailed description of the selling shareholders, see “Selling Shareholders” below.

We are not selling any of the shares described in this prospectus, and, accordingly, we will not receive any proceeds from the sale of any of the shares by the selling shareholders hereunder. The selling shareholders will receive all of the net proceeds from the sale of the shares.

The shares may be offered from time to time by one or more of the selling shareholders for their own account as described under “Plan of Distribution” below. The selling shareholders may offer the shares for sale to or through underwriters, broker-dealers or agents, who may receive compensation in the form of commissions, discounts or concessions. The selling shareholders may sell the shares at any time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. This prospectus describes the general manner in which the shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered or sold will be described in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “FBK.” The last reported sale price of our common stock on June 19, 2017 was $36.20 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, are subject to reduced public company disclosure standards. See “Implications of being an emerging growth company.”

Investing in our common stock involves risks. See “Risk factors” to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is not an offer to sell any securities other than the shares of our common stock offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such offer is unlawful.

The date of this prospectus is June     , 2017.

About this prospectus

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or additional information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

The selling shareholders are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and growth prospects may have changed since that date. Information contained on, or accessible through, our website is not part of this prospectus.

In this prospectus, “we,” “our,” “us,” “FB Financial” or “the Company” refers to FB Financial Corporation, a Tennessee corporation, and our consolidated banking subsidiary, FirstBank, a Tennessee state chartered bank, unless the context indicates that we refer only to the parent company, FB Financial Corporation. In this prospectus, “Bank” or “FirstBank” refers to FirstBank, our consolidated banking subsidiary. In this prospectus, “CBT” refers to Clayton Bank and Trust, a Tennessee state bank, “ACB” refers to American City Bank, a Tennessee state bank, “Clayton Banks” refer to CBT and ACB, “Clayton HC” refers to Clayton HC, Inc., a Tennessee Corporation and sole shareholder of the Clayton Banks, and “Mr. Clayton” refers to James L. Clayton, the primary shareholder of Clayton HC. In this prospectus, the “Acquisition” refers to the acquisition of all of the issued and outstanding shares of capital stock of the Clayton Banks pursuant to the Purchase Agreement, the “Purchase Agreement” refers to that certain Purchase Agreement, dated as of February 8, 2017 and as amended on May 26, 2017, by and among FB Financial, FirstBank, Clayton HC, the Clayton Banks and Mr. Clayton and the “Amendment” refers to the first amendment, dated as of May 26, 2017, to the Purchase Agreement.

Implications of being an emerging growth company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to other public companies. As an emerging growth company:

•

we are exempt from the requirement to provide an auditor attestation from our auditors on management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•

we may choose not to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements;

•

we are permitted to provide less extensive disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosure regarding our executive compensation in this prospectus; and

•	we are not required to hold nonbinding advisory votes on executive compensation or golden parachute arrangements.

ii

We may take advantage of these provisions for up to five years from the completion of our initial public offering in September 2016 unless we earlier cease to be an emerging growth company. We will cease to be an emerging growth company if we have more than $1.0 billion in annual gross revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt in a three-year period. We have elected to adopt the reduced disclosure requirements described above regarding our executive compensation arrangements for purposes of the registration statement of which this prospectus is a part. In addition, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our shareholders.

The JOBS Act also permits us an extended transition period for complying with new or revised financial accounting standards affecting public companies until they would apply to private companies. However, we have elected not to take advantage of this extended transition period, which means that the financial statements included or incorporated by reference in this prospectus, as well as any financial statements that we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Our election not to take advantage of the extended transition period is irrevocable.

iii

Cautionary note regarding forward-looking statements

This prospectus, including the information included or incorporated by reference in this prospectus, contains statements which are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements relating to the proposed Acquisition, the anticipated benefits and financial impact thereof, the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These statements, which are based on certain assumptions and estimates and describe our future plans, results, strategies and expectations, can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection” and other variations of such words and phrases and similar expressions.

We have made the forward-looking statements included or incorporated by reference in this prospectus based on assumptions and estimates that we believe to be reasonable in light of the information available to us at the time of such statements. However, these forward-looking statements are subject to significant risks and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our business, financial condition, results of operations and future growth prospects can be found in the “Risk factors” section of this prospectus, elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. These factors include, but are not limited to, the following:

•	business and economic conditions nationally, regionally and in our target markets, particularly in Tennessee and the geographic areas in which we operate;

•	concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•	the concentration of our business within our geographic areas of operation in Tennessee and neighboring markets;

•	credit and lending risks associated with our commercial real estate, commercial and industrial, and construction portfolios;

•	increased competition in the banking and mortgage banking industry, nationally, regionally or locally;

•	our ability to execute our business strategy to achieve profitable growth;

•	the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets;

•	risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;

•	our ability to increase our operating efficiency;

•	failure to keep pace with technological change or difficulties when implementing new technologies;

•	risks related to the recent conversion of our core operating platform;

•	the risk that the required regulatory approvals for the Acquisition of the Clayton Banks will not be obtained or the other conditions to closing of the proposed Acquisition may not be satisfied;

•	the length of time necessary to consummate the Acquisition;

•	the risk that the anticipated benefits of the Acquisition, including any accretive impact to the Company’s earnings per share, may not be fully realized or may take longer to realize than expected;

•	the risk that the Clayton Banks may not be successfully integrated in the Company’s business and that the costs associated with the integration are higher than expected;

•

the significant dilution caused by the issuance of the shares in the Private Placement and the risk that, if the Acquisition is not consummated, we may not be able to deploy such capital in a manner that results in an attractive return to us;

•

negative impact in our mortgage banking services, including declines in our mortgage originations or profitability due to rising interest rates and increased competition and regulation, the Bank’s or third party’s failure to satisfy mortgage servicing obligations, and the possibility of the Bank being required to repurchase mortgage loans or indemnify buyers;

•	our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;

•	our ability to attract sufficient loans that meet prudent credit standards, including in our commercial and industrial and owner-occupied commercial real estate loan categories;

•	failure to maintain adequate liquidity and regulatory capital and comply with evolving federal and state banking regulations;

•	inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;

•	develop new, and grow our existing, streams of noninterest income;

•	oversee the performance of third party service providers that provide material services to our business;

•	maintain expenses in line with their current projections;

•	our dependence on our management team and our ability to motivate and retain our management team;

•	risks related to any future acquisitions, including failure to realize anticipated benefits from future acquisitions;

•	inability to find acquisition candidates that will be accretive to our financial condition and results of operations;

•	system failures, data security breaches, including as a result of cyber-attacks, or failures to prevent breaches of our network security;

•	data processing system failures and errors;

•	fraudulent and negligent acts by our clients, employees or vendors;

•	fluctuations in the market value and its impact in the securities held in our securities portfolio;

•	the adequacy of our reserves (including allowance for loan losses) and the appropriateness of our methodology for calculating such reserves;

•	the makeup of our asset mix and investments;

•	our focus on small and mid-sized businesses;

•	an inability to raise necessary capital to fund our growth strategy, operations or to meet increased minimum regulatory capital levels;

•	the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required;

•	interest rate shifts and its impact on our financial condition and results of operation;

•	the expenses that we will incur to operate as a public company and our inexperience complying with the requirements of being a public company;

•	the institution and outcome of litigation and other legal proceeding against us or to which we become subject;

•	changes in our accounting standards;

•	the impact of recent and future legislative and regulatory changes;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverage;

•

future equity issuances under our 2016 Incentive Plan and our Employee Stock Purchase Plan and future sales of our common stock by us, our controlling shareholder or our executive officers or directors; and

•	other factors and risks described under the “Risk Factors” section of this prospectus and in Part II, Item 1A of our most recently filed Annual Report on Form 10-K under the caption “Risk Factors.”

Because of these risks and other uncertainties, our actual results, performance or achievement, or industry results, may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this prospectus. Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

Prospectus summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus and the documents incorporated by reference in this prospectus carefully.

The Company

We are a bank holding company, headquartered in Nashville, Tennessee. Our wholly-owned bank subsidiary, FirstBank, is the third largest Tennessee-headquartered bank, based on total assets. FirstBank provides a comprehensive suite of commercial and consumer banking services to clients in select markets in Tennessee, North Alabama and North Georgia. Our footprint includes 45 full-service bank branches serving the Tennessee metropolitan markets of Nashville, Chattanooga, Knoxville, Memphis, Jackson, and Huntsville (AL) in addition to 12 community markets. FirstBank also provides mortgage banking services utilizing its bank branch network and mortgage banking offices strategically located throughout the southeastern United States in addition to a national internet delivery channel.

As of March 31, 2017, we had total assets of $3.17 billion, total loans held for investment of $1.90 billion, deposits of $2.7 billion, and shareholder’s equity of $342.1 million.

Our principal executive office is located at 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and our telephone number is (615) 313-0080. Through FirstBank, we maintain an Internet website at www.firstbankonline.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

The Private Placement and Clayton Banks Acquisition

Clayton Banks Acquisition

On February 8, 2017, we, along with our wholly-owned banking subsidiary FirstBank, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Clayton HC, Inc., a Tennessee Corporation (“Clayton HC”), Clayton Bank and Trust, a Tennessee state bank and wholly-owned subsidiary of Clayton HC (“CBT”), American City Bank, a Tennessee state bank and wholly-owned subsidiary of Clayton HC (“ACB,” and together with CBT, the “Clayton Banks”), and James L. Clayton, the principal shareholder of Clayton HC (“Mr. Clayton”). On the terms and subject to the conditions set forth in the Purchase Agreement, we have committed to purchase from Clayton HC all of the issued and outstanding shares of the Clayton Banks. Following the Acquisition, the Clayton Banks will merge with and into FirstBank, with FirstBank continuing as the surviving banking corporation.

The Clayton Banks are Tennessee state chartered community banks, with CBT headquartered in Knoxville, Tennessee and ACB headquartered in Tullahoma, Tennessee. The Clayton Banks operate a total of 18 branches and, as of March 31, 2017, had combined total assets of $1.2 billion, combined total loans of $1.1 billion and combined total deposits of $928.7 million. Combined historical financial statements for the Clayton Banks as of December 31, 2016 and 2015 and for each of the three years ended December 31, 2016 and as of March 31, 2017 and 2016 and for each of the three months ended March 31, 2017 and 2016 are included elsewhere in this prospectus beginning on page F-1.

The Company expects to close the Acquisition in the third quarter of 2017, the closing of the Acquisition remains subject to the satisfaction of numerous closing conditions, including without limitation, (i) receipt of all required regulatory approvals from the Federal Reserve, FDIC and the Tennessee Department of Financial Institutions, (ii) approval by our shareholders of the issuance of the Stock Consideration (as defined below) and (iii) the absence of any law, order, injunction, decree, judgment or ruling prohibiting the Acquisition.

Amendment to the Purchase Agreement

On May 26, 2017, we entered into an amendment (the “Amendment”) to the Purchase Agreement to address competitive effects concerns raised by the Federal Reserve Board (the “FRB”) related to Clayton HC’s contemplated ownership of our shares and its continued ownership of 50% of Apex Bancorp, Inc., the bank holding company for Apex Bank, a bank headquartered in Camden, Tennessee, and the overlapping market share between Apex Bank and FirstBank in two Federal Reserve banking markets. The Amendment (i) reduces the number of shares of the Company’s common stock to be received by Clayton HC as partial consideration for the Clayton Banks Acquisition from 5,860,000 shares to 1,521,200 shares (the “Stock Consideration”), and (ii) provides for a cash payment by the Company to Clayton HC equal to $124,200,000 (the “Cash Consideration”).

As a result of the reduction of the Stock Consideration and after giving effect to the issuance of the Stock Consideration and the sale of the Private Placement Shares (as described and defined below), Clayton HC will own approximately 4.99% of the Company’s outstanding shares of common stock, which we believe will result in a finding by the FRB that Apex Bank and FirstBank would not be deemed to be under common control following the closing. As a result, the overlapping market share between Apex Bank and FirstBank should no longer be a consideration by the FRB. However, the Acquisition remains subject to approval by the FRB and there is no guarantee that we will be able to obtain such approval. See “Risk Factors: The consummation of our proposed Acquisition is contingent upon the satisfaction of a number of conditions, including regulatory approvals, that are outside of our control and that we may be unable to obtain or may delay the consummation of the Acquisition or result in the imposition of conditions that could reduce the anticipated benefits from the proposed Acquisition or cause the parties to abandon the proposed transaction.”

The Amendment also permits FirstBank to reduce the principal amount of the $60 million subordinated note to be issued to Clayton HC at the closing by paying all or a portion of such principal amount in cash at FirstBank’s discretion. FirstBank has not made a determination of whether to issue the Subordinated Note in the full $60 million principal amount or to reduce the principal amount of the Subordinated Note by paying cash in lieu of principal at the closing.

The Amendment does not change the pre-closing distributions to be made from the Clayton Banks to Clayton HC under the Purchase Agreement, which include (i) the distribution of excess capital of the Clayton Banks in the amount of $79,500,000 to Clayton HC at the closing (the “Excess Capital Payment”), with FirstBank paying any shortfall in the event that the Clayton Banks are restricted from making the entire Excess Capital Payment to Clayton HC due to regulatory restrictions or applicable liquidity policies, (ii) the distribution of certain specified assets, with a book value of approximately $4.8 million, and (iii) cash distributions in amounts intended to cover Clayton HC’s S corporation tax liabilities attributable to the earnings of the Clayton Banks for the period prior to the closing.

Private Placement

On May 26, 2017 and concurrently with the entry into the Amendment, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with accredited investors pursuant to which the Company agreed to sell an aggregate of 4,806,710 shares of the Company’s common stock in a private placement (the “Private Placement”) at a purchase price of $33.00 per share. The Private Placement was conducted to fund the cash consideration of $124.2 million payable to Clayton HC under the amended terms of the Acquisition. The Private Placement closed on June 1, 2017 resulting in gross proceeds to the Company of approximately $158.6 million and net proceeds of approximately $152 million, after deducting offering expenses and placement agent fees.

The net proceeds from the Private Placement will be used to fund the payment of the $124.2 million Cash Consideration to be paid to Clayton HC at the closing and the remaining net proceeds will be used for general corporate purposes, which may include paying down the $60 million Subordinated Note. In the event that the Acquisition is not consummated, the proceeds from the Private Placement will be used for general corporate purposes, which may include funding future acquisitions and strengthening the Company’s and FirstBank’s capital position.

The foregoing summaries of the Securities Purchase Agreements, the Amendment and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Securities Purchase Agreements, the Amendment and the Purchase Agreement, which are included as exhibits to this prospectus.

The Offering

The following summary contains basic information about the shares common stock and is not intended to be complete and does not contain all the information that is important to you. For a more complete understanding of our common stock, please refer to the section of this prospectus entitled “Description of our capital stock.”

Issuer	FB Financial Corporation

Maximum number of shares of common stock offered by Selling Shareholders	4,806,710 shares of common stock, as described in “The Private Placement” section above

Shares Outstanding as of June 15, 2017	28,937,050

Unless otherwise noted, references in this prospectus to the number of shares of our common stock outstanding after this offering are based on 28,937,050 shares of our common stock issued and outstanding as of June 15, 2017 and exclude the 323,990 shares of our common stock underlying our converted EBI Units to restricted stock units, the 944,983 shares of our common stock underlying our outstanding restricted stock units and deferred stock units and the additional 1,876,147 shares of our common stock reserved for future issuance under our 2016 Incentive Plan and the 2,479,623 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan.

Use of Proceeds	All of the shares of common stock sold pursuant to this prospectus will be sold by the Selling Shareholders. We will not receive any of the proceeds from such sales.

Risk factors	An investment in shares of our common stock involves a high degree of risk. You should carefully read and consider the risks discussed in the “Risk factors” and “Cautionary note regarding forward-looking statements” sections of this prospectus and in Part II, Item 1A of our most recently filed Annual Report on Form 10-K under the caption “Risk Factors,” which is incorporated by reference in this prospectus, and all other information included or incorporated by reference in this prospectus before making a decision to invest in shares of our common stock.

New York Stock Exchange (NYSE) Market Symbol	Our common stock is listed and traded on the NYSE under the symbol “FBK.”

Unaudited pro forma financial information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Acquisition based on the historical financial statements and accounting records of FB Financial and the Clayton Banks after giving effect to the Acquisition and the acquisition-related pro forma adjustments as described in the notes below (including the issuance of our shares of common stock in the Private Placement as described in the notes below).

The unaudited pro forma condensed combined balance sheet combines the historical consolidated and combined balance sheets of FB Financial and the Clayton Banks, giving effect to the Acquisition as if it had been consummated on March 31, 2017. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2017 and for year ended December 31, 2016 combine the historical consolidated and combined statements of income of FB Financial and the Clayton Banks, giving effect to the Acquisition as if it had been consummated on January 1, 2016, the beginning of the earliest period presented. The historical combined financial statements of Clayton Banks have been adjusted to reflect certain reclassifications in order to conform with FB Financial’s financial statement presentation.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for business combinations pursuant to the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with FirstBank the acquirer of the Clayton Banks for accounting purposes. Accordingly, consideration given by FirstBank to complete the Acquisition will be allocated to the assets and liabilities of the Clayton Banks based upon their estimated fair values as of the date of completion of the Acquisition. As of the date of this prospectus, FB Financial has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Clayton Banks assets to be acquired and the liabilities to be assumed and the related allocations of the acquisition consideration, nor has it identified all adjustments necessary to conform the accounting policies of the Clayton Banks to FB Financial’s accounting policies. A final determination of the fair value of the assets and liabilities of the Clayton Banks will be based on the actual net tangible and intangible assets and liabilities of the Clayton Banks that exist as of the date of completion of the Acquisition and therefore cannot be made prior to the completion of the transaction. Additionally, the value of the stock consideration given by FB Financial to complete the Acquisition will be determined based on the trading price of FB Financial’s common stock at the time of the completion of the Acquisition. Accordingly, the pro forma purchase price allocation and adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price allocation and adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial statements presented below. FB Financial estimated the fair value of the assets and liabilities of the Clayton Banks based on discussions with management of the Clayton Banks, preliminary valuation studies and due diligence. Upon completion of the Acquisition, final valuations will be performed. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the allocation of acquisition consideration is finalized. There can be no assurance that such finalization will not result in material changes.

These unaudited pro forma combined financial statements have been developed from and should be read in conjunction with (i) the unaudited interim consolidated and combined financial statements of each of FB Financial and the Clayton Banks for the quarterly period ended March 31, 2017 and (ii) the audited consolidated and combined financial statements of each of FB Financial and the Clayton Banks for the year ended December 31, 2016, in each case contained in or incorporated by reference into this prospectus. The unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of FB Financial would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Pro forma adjustments are included only to the extent they are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. FB Financial expects to incur significant costs associated with integrating the operations of the Clayton Banks. The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition.

FB Financial Corporation and subsidiaries

Unaudited pro forma condensed combined balance sheet

(in thousands)

	As of March 31, 2017
	FB Financial Corporation (as reported)	Combined Clayton Banks (as reported)	Stock Issuance		Pro Forma Adjustments		Pro forma Company (Combined)

ASSETS
Cash and cash equivalents	$129,552	$37,856	$152,583	(r)	$(190,056	)(a)	$129,935
Available-for-sale securities	567,886	51,133	—		(33,788	)(a)	585,231
Held-to-maturity securities	—	13,601	—		(13,601	)(b)	—
Loans held for sale, at fair value	365,173	—	—		—		365,173
Loans	1,900,995	1,066,193	—		(20,567	)(c)	2,946,621
Less: allowance for loan losses	22,898	20,519	—		(20,519	)(d)	22,898

Net loans	1,878,097	1,045,674	—		(48)		2,923,723
Premises and equipment	66,108	22,570	—		(3,107	)(e)	85,571
Foreclosed real estate, net	6,811	3,207	—		(802	)(f)	9,216
Interest receivable	7,247	4,922	—		(1,500	)(g)	10,669
Mortgage servicing rights, net	47,593	—	—		—		47,593
Goodwill	46,867	8,425	—		108,624	(h)	163,916
Core deposit intangible, net	4,171	—	—		9,810	(i)	13,981
Other assets	46,954	11,856	—		—		58,810

Total assets	$3,166,459	$1,199,244	$152,583		$(124,468)		$4,393,818

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Demand deposits
Non-interest bearing	$696,112	$205,133	$—		$—		$901,245
Interest bearing	2,005,087	723,526	—		1,172	(j)	2,729,785

Total deposits	2,701,199	928,659	—		1,172		3,631,030

Securities sold under agreements to repurchase	18,130	695	—		—		18,825
Borrowings	44,552	49,399	—		30,971	(k)	124,922
Accrued expenses and other liabilities	60,436	6,901	—		5,000	(l)	72,337

Total liabilities	2,824,317	985,654	—		37,143		3,847,114

Common stock	24,155	4,202	4,807	(s)	(2,681	)(m)	30,483
Additional paid in capital	214,160	89,902	147,776	(s)	(39,444	)(n)	412,394
Retained earnings	104,152	118,178	—		(118,178	)(n)	104,152
Accumulated other comprehensive income	(325)	1,308	—		(1,308	)(n)	(325)

Total shareholders’ equity	342,142	213,590	152,583		(161,611)		546,704

Total liabilities and shareholders’ equity	$3,166,459	$1,199,244	$152,583		$(124,468)		$4,393,818

FB Financial Corporation and subsidiaries

Unaudited pro forma condensed combined statement of income

(in thousands, except share data)

	Three Months Ended March 31, 2017
	FB Financial Corporation (as reported)	Combined Clayton Banks (as reported)	Pro Forma Adjustments		Pro forma Company (Combined)

Interest income:
Interest and fees on loans	$29,006	$16,659	$270	(c)	$45,935
Interest on securities	3,607	532	(324	)(a),(b)	3,815
Other	276	85	(224	)(a)	137

Total interest income	32,889	17,276	(278)		49,887

Interest expense:
Deposits	2,114	1,439	(195	)(j)	3,358
Borrowings	524	329	291	(k)	1,144

Total interest expense	2,638	1,768	96		4,502

Net interest income	30,251	15,508	(374)		45,385
Provision for loan losses	(257)	230	—	(d)	(27)

Net interest income after provision for loan losses	30,508	15,278	(374)		45,412

Noninterest income:
Mortgage banking income	25,080	—	—		25,080
Service charges on deposit accounts	1,766	200	—		1,966
Other income	4,241	1,343	—		5,584

Total noninterest income	31,087	1,543	—		32,630

Noninterest expenses:
Salaries, commissions and employee benefits	29,006	3,624	—		32,630
Occupancy and equipment expense	3,109	678	—		3,787
Legal and professional fees	1,428	176	—		1,604
Amortization of core deposit intangibles	392	—	245	(i)	637
Other expense	12,482	1,233	—		13,715

Total noninterest expense	46,417	5,711	245		52,373

Income before income taxes	15,178	11,110	(619)		25,669
Income tax expense	5,425	871	(243	)(o)	6,053

Net income	$9,753	$10,239	$(376)		$19,616

Per share information:
Basic	24,138,437		6,327,910	(p)	30,466,347
Fully diluted	24,610,991		6,327,910	(p)	30,938,901

Earnings per share
Basic	$0.40				$0.64
Fully diluted	0.40				$0.63

Pro Forma (C Corporation basis):
Income tax expense	$5,425		$3,487	(q)	$9,540

Net income	$9,753				$16,129

Earnings per share (C-Corporation basis)
Basic	$0.40				$0.53
Fully diluted	0.40				$0.52

FB Financial Corporation and subsidiaries

Unaudited pro forma condensed combined statement of income

(in thousands, except share data)

	Year Ended December 31, 2016
	FB Financial Corporation (as reported)	Combined Clayton Banks (as reported)	Pro Forma Adjustments		Pro forma Company (Combined)

Interest income:
Interest and fees on loans	$105,865	$60,331	$1,079	(c)	$167,275
Interest on securities	14,018	2,293	(1,109	)(a),(b)	15,202
Other	611	341	(1,240	)(a)	(288)

Total interest income	120,494	62,965	(1,270)		182,189

Interest expense:
Deposits	7,342	5,483	(781	)(j)	12,044
Borrowings	2,202	1,272	1,165	(k)	4,639

Total interest expense	9,544	6,755	383		16,682

Net interest income	110,950	56,210	(1,653)		165,507
Provision for loan losses	(1,479)	978	—	(d)	(501)

Net interest income after provision for loan losses	112,429	55,232	(1,653)		166,008

Noninterest income:
Mortgage banking income	117,751	1,970	—		119,721
Service charges on deposit accounts	8,009	872	—		8,881
Other income	18,925	3,636	—		22,561

Total noninterest income	144,685	6,478	—		151,163

Noninterest expenses:
Salaries, commissions and employee benefits	113,992	14,792	—		128,784
Occupancy and equipment expense	12,611	2,383	—		14,994
Legal and professional fees	3,514	331	—		3,845
Amortization of core deposit intangibles	2,132	29	981	(i)	3,142
Other expense	62,541	5,159	—		67,700

Total noninterest expense	194,790	22,694	981		218,465

Income before income taxes	62,324	39,016	(2,634)		98,706
Income tax expense	21,733	2,638	(1,033	)(o)	23,338

Net income	$40,591	$36,378	$(1,601)		$75,368

Per share information:
Basic	19,165,182		6,327,910	(p)	25,493,092
Fully diluted	19,312,174		6,327,910	(p)	25,640,084

Earnings per share
Basic	$2.12				$2.96
Fully diluted	2.10				$2.94

Pro Forma (C Corporation basis):
Income tax expense	$22,902		$12,666	(q)	$37,173

Net income	$39,422				$61,533

Earnings per share
Basic	$2.06				$2.41
Fully diluted	2.04				$2.40

Note 1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined income statement for the three months ended March 31, 2017 and year ended December 31, 2016 are based on the historical financial statements of FB Financial Corporation and the combined Clayton Banks after giving effect to the completion of the Acquisition and the assumptions and adjustments described in the accompanying notes. The statements of income gives effect to the transaction at January 1, 2016. Such financial statements do not include estimated cost savings, revenue synergies expected to result from the Acquisition, or the costs to achieve these cost savings or revenue synergies, or any anticipated disposition of assets that may result from the integration of operations.

The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, a more reliable measure.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. For income tax purposes, the Acquisition will be treated as an asset purchase. As an asset purchase for income tax purposes, the carrying value of assets and liabilities for the Clayton Banks are the same for both financial reporting and income tax purposes; therefore no deferred taxes will be recorded at the date of the acquisition. Subsequent to the completion of the Acquisition, FB Financial Corporation will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or disposed of, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by FB Financial. Certain balances from the consolidated financial statements of the Clayton Banks were reclassified to conform presentation to that of FB Financial Corporation.

The unaudited pro forma information is presented solely for information purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period, nor is it necessarily indicative of the future results of the combined company.

Note 2. Preliminary Estimated Allocation of Purchase Price

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of the combined Clayton banks based on the estimated fair values as of the closing of the Acquisition. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to the combined Clayton banks is preliminary because the proposed Acquisition has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until FB Financial Corporation management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the Acquisition and will be based on the value of the FB Financial Corporation common stock in accordance with the Purchase Agreement. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The following table shows a preliminary pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction.

Pro Forma Allocations of Purchase Price
(in thousands, except share data)

Purchase Price:
FB Financial Corporation shares to be issued	1,521,200
Price per share, based on FB Financial Corporation price of $34.17 as of May 31, 2017 (1)	$34.17

Pro forma value of FB Financial Corporation stock to be issued		51,979
Cash consideration		154,200
Subordinated Note issued as consideration		30,000

Total pro forma purchase price		$236,179

Net Assets Acquired:
Cash and due from banks	2,000
Securities	17,345
Loans, net of unearned income	1,045,626
Premises and equipment	19,463
Other real estate owned	2,405
Other intangible assets	9,810
Other assets	15,278

Total Assets	1,111,927

Deposits:
Non-interest bearing	205,133
Interest bearing	724,698

Total deposits	929,831
Securities sold under agreements to repurchase	695
Long-term debt	50,370
Other liabilities	11,901

Total Liabilities	992,797
Net Assets		119,130

Goodwill		$117,049

(1)	Price will be fixed upon the price of FB Financial stock at the close of the Acquisition. Each $1.00 increase or decrease in share price will result in a corresponding $1,521 increase or decrease to the total pro forma purchase price and goodwill recorded.

Note 3. Unaudited Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information for the announced acquisition of the combined Clayton Banks. All adjustments are based on current valuations and assumptions which are subject to change.

a)	Cash and available for sale securities were adjusted to reflect the dividend of $79.5 million ($31.6 million in cash and $47.9 in available for sale securities) and cash dividend for $4.2 million related to S-Corporation tax liability for the first quarter of 2017 from Clayton Bank and Trust to Clayton HC. Available for sale securities was also adjusted to reflect the reclassification of held-to-maturity securities and the associated unrealized gain in (b) below. The resulting reduction in cash and available for sale securities is estimated to decrease interest income by 2.5% of funds utilized or $2.3 million ($1.1 million interest from available for sale securities and $1.2 million on interest earning cash accounts) and $0.5 million ($0.3 million interest from available for sale securities and $0.2 million on interest earning cash accounts) for the year ended December 31, 2016 and three months ended March 31, 2017, respectively.

b)	Held-to-maturity securities were adjusted to record the unrealized gain of $0.5 million on the Clayton Banks’ held-to-maturity securities, which were carried at cost and to reclassify the securities to available for sale. The amortization associated with the premium is $0.1 million and $0.0 for the year ended December 31, 2016 and three months ended March 31, 2017, respectively.

c)	Loans were adjusted based upon FB Financial Corporation’s initial evaluation of the acquired portfolio. The adjustment reflects both a discount for credit deterioration and accretable yield, recognized as an adjustment to reflect the difference between actual interest rates and current market rates offered by FB Financial Corporation on similar loans. The adjustment also includes reversal of deferred loan fees and existing credit discounts. The accretable yield adjustment will be recognized over the remaining life of the loan portfolio. The adjustment to loans also reflects a dividend of certain loans to Clayton HC of $1.7 million per the stock purchase agreement. The impact of this adjustment was to increase loan interest income by $1.1 million and $0.3 million for the year ended December 31, 2016 and three months ended March 31, 2017, respectively.

d)	The allowance for loan losses was adjusted to reflect the reversal of the combined Clayton Banks’ recorded allowance. Purchased loans acquired in a business combination are required to be recorded at fair value, and the recorded allowance for loan losses may not be carried over. While FB Financial Corporation anticipates significantly reducing the provision for loan losses as a result of the acquired loans being recorded at fair value, no adjustment to the historic amounts of the combined Clayton Banks’ provision for loan losses has been recorded in the Unaudited pro forma condensed combined statement of income.

e)	Premises and equipment was adjusted to record the dividend of property to Clayton HC per the Stock Purchase Agreement. The adjustment has no impact on the Unaudited Pro Forma Condensed Consolidated Statement of Income. While FB Financial Corporation anticipates adjusting acquired property to appraised value, the Company has not yet determined the fair value and therefore, carrying value has been used in the preliminary purchase price allocation and in the pro forma financial statements.

f)	Foreclosed real estate was adjusted based on FB Financial Corporation’s initial evaluation of the acquired portfolio from the combined Clayton Banks. A mark of approximately 25% was applied to the Clayton Banks’ foreclosed real estate resulting in a fair value adjustment of $0.8 million. The adjustment has no impact on the Unaudited Pro Forma Condensed Consolidated Statement of Income.

g)	Accrued interest receivable has been reclassified for the estimated combined Clayton Banks’ accrued interest receivable into the loan mark reflected in (c) above.

h)	Goodwill has been adjusted to reverse the combined Clayton Banks’ existing goodwill of $8.4 million and recognize $117.0 million in goodwill generated as a result of the purchase price and fair value of liabilities assumed exceeding the fair value of assets purchased. The adjustment has no impact on the Unaudited Pro Forma Condensed Consolidated Statement of Income.

i)	Core deposit intangible was adjusted to recognize the core deposit intangible of $9.8 million. The core deposit intangible is amortized over an estimated useful life of ten years on a straight line basis. The amortization expense associated with the core deposit intangible increased noninterest expense by $1.0 million and $0.2 million for the year ended December 31, 2016 and three months ended March 31, 2017, respectively.

j)	Time deposits was adjusted to reflect the fair value adjustment to fixed-rate deposit liabilities based on current interest rates offered by FB Financial Corporation for similar instruments. The adjustment will be recognized over an estimated remaining term of the deposit liability, which is expected to be approximately 1.5 years. The impact of the adjustment was to decrease deposit interest expense for the year ended December 31, 2016 and three months ended March 31, 2017 by $0.8 million and $0.2 million, respectively.

k)	Long term debt was adjusted to reflect a fair value adjustment to the Clayton Banks’ FHLB advances of $1.0 million and the issuance of $30 million in subordinated debt to Clayton HC pursuant to the Purchase Agreement, which reflects the mid-point between the entire $60.0 million in subordinated debt that Clayton HC is entitled to receive at closing if FirstBank does not reduce the principal amount of such debt at closing and $0.0 in subordinated debt if FirstBank reduces the principal amount of such debt at closing to $0.0 by paying $60.0 million in cash at closing. FirstBank has the option to reduce the principal amount of the $60 million subordinated debt to be issued to Clayton HC at the closing by paying all or a portion of the principal amount of such subordinated debt in cash at closing. The impact of the adjustment to FHLB advances was to decrease interest expense by $0.5 million and $0.1 million for the year ended December 31, 2016 and three months ended March 31, 2017, respectively. The impact of the adjustment to issue subordinated debt was to increase interest expense by $1.7 million and $0.4 million, respectively.

l)	Accrued expenses and other liabilities were adjusted to accrue for an estimated $5 million in pre-tax transaction expenses. Anticipated acquisition related expenses to be incurred by FB Financial Corporation of $15.0 million are not included in the pro forma statement of income but will be expensed in the period prior to and after the Acquisition is completed. Anticipated acquisition related expenses consist of investment banking fees, legal fees, accounting fees, registration fees, contract termination fees, printing costs and additional fees and expenses.

m)	Common stock was adjusted to reverse the combined Clayton Banks’ common stock outstanding and to recognize the $1.00 par value of FB Financial Corporation shares to be issued to effect the transaction. The adjustment has no impact on the Unaudited Pro Forma Condensed Consolidated Statement of Income.

n)	Other stockholders’ equity accounts were adjusted to reverse the combined Clayton Banks’ historical stockholders’ equity balances and to reflect the net impact of all purchase accounting adjustments. The adjustment has no impact on the Unaudited Pro Forma Condensed Consolidated Statement of Income.

o)	Income taxes were adjusted to reflect the tax effects of purchase accounting adjustments using FB Financial Corporation’s combined federal and state statutory rate of 39.225%.

p)	Weighted average basic and diluted shares outstanding were adjusted to record shares of FB Financial Corporation stock issued to effect the transaction.

q)	Income tax expense on a pro forma C corporation basis was adjusted to record the incremental impact to income tax expense of converting the combined Clayton Banks’ to a C corporation using a combined federal and state income tax rate of 39.225%.

r)	Adjustment to cash and cash equivalents to reflect net proceeds from FB Financial Corporation’s common stock offering closed on June 1, 2017, after deducting underwriting discounts and commissions and the estimated expenses payable by FB Financial Corporation in connection with the offering.

s)	Adjustment to FBK common stock and additional paid in capital to record 4,806,710 shares of FBK common stock issued in the Private Placement.

Risk factors

An investment in our common stock involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in Part II, Item 1A of our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recently filed Annual Report on Form 10-K that are incorporated by reference into this prospectus. Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the shares offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment in those shares. Moreover, an investment in our shares is subject to the following additional risks associated with the pending Acquisition.

The consummation of our proposed Acquisition is contingent upon the satisfaction of a number of conditions, including regulatory approvals, that are outside of our control and that we may be unable to obtain or may delay the consummation of the Acquisition or result in the imposition of conditions that could reduce the anticipated benefits from the proposed Acquisition or cause the parties to abandon the proposed transaction.

Consummation of the Acquisition of the Clayton Banks is conditioned upon customary closing conditions, including without limitation, (i) receipt of all required regulatory approvals from the Federal Reserve, FDIC and the TDFI, (ii) approval by our shareholders of the issuance of the shares of our common stock to be issued to Clayton HC as partial consideration for the Acquisition, and (iii) the absence of any law, order, injunction, decree, judgment or ruling prohibiting the Acquisition. We may be unable to obtain the regulatory approvals required for the Acquisition, or the required regulatory approvals may delay the Acquisition or result in the imposition of conditions that could reduce the anticipated benefits from the proposed Acquisition or cause the parties to abandon the proposed transaction.

While the proposed Acquisition of the Clayton Banks is pending, we may be subject to business uncertainties that could adversely affect our business and operations.

Uncertainty about the effect of the proposed Acquisition of the Clayton Banks on employees, customers and other persons with whom we or the Clayton Banks have a business relationship may have an adverse effect on our business, operations and stock price. In connection with the pendency of the Acquisition, existing customers of the Clayton Banks could decide to no longer do business with the Clayton Banks, reducing the anticipated benefits of the Acquisition. In addition, certain other projects may be delayed or ceased and business decisions could be deferred. Employee retention at the Clayton Banks may be challenging during the pendency of the Acquisition, as certain employees may experience uncertainty about their future roles. If key employees depart, the benefits of the Acquisition could be materially diminished.

We may fail to realize all of the anticipated benefits of the proposed Acquisition of the Clayton Banks, or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating the Clayton Banks.

Our ability to realize the anticipated benefits of the Acquisition of the Clayton Banks will depend, to a large extent, on our ability to successfully integrate the acquired businesses. The integration and combination of the acquired businesses is a complex, costly and time-consuming process. As a result, we will be required to devote significant management attention and resources to integrating their business practices and operations. The integration process may disrupt our business and the business of the Clayton Banks and, if implemented ineffectively, would restrict the full realization of the anticipated benefits of the Acquisition. The failure to meet the challenges involved in integrating the acquired businesses and to realize the anticipated benefits of the

Acquisition could cause an interruption of, or a loss of momentum in, our business activities or those of the Clayton Banks and could adversely impact our business, financial condition and results of operations. In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, loss of customers and diversion of our management’s and employees’ attention. The challenges of combining the operations of the companies include, among others:

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the Acquisition;

•	difficulties in the integration of operations and systems;

•	difficulties in the assimilation of employees;

•	difficulties in managing the expanded operations of a larger and more complex company;

•	challenges in keeping existing customers and obtaining new customers;

•	challenges in attracting and retaining key personnel, including personnel that are considered key to the future success of the businesses of the Clayton Banks; and

•	challenges in keeping key business relationships in place.

Many of these factors will be outside of our control and any one of them could result in increased costs and liabilities, decreases in the amount of expected income and diversion of management’s time and energy, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, even if the operations of the Clayton Banks are integrated successfully with our business, the full benefits of the transaction may not be realized, including the synergies, cost savings, growth opportunities or earnings accretion that are expected. These benefits may not be achieved within the anticipated time frame, or at all, and additional unanticipated costs may be incurred in the integration of the businesses. Furthermore, the Clayton Banks may have unknown or contingent liabilities that we would assume in the Acquisition and that were not discovered during the course of our due diligence. These liabilities could include exposure to unexpected asset quality problems, compliance and regulatory violations, key employee and client retention problems and other problems that could result in significant costs to us.

All of these factors could cause dilution to our earnings per share, decrease or delay the expected accretive effect of the transaction, negatively impact the price of our common stock, or have a material adverse effect on our business, financial condition and results of operations.

Failure to complete the Acquisition could have a material adverse effect on our business, future operations and stock price.

Completion of the Acquisition is not assured. If the Acquisition is not completed, our ongoing businesses and financial results may be adversely affected and we will be subject to several risks, including the following:

•	the price of our common stock may decline to the extent that its current market prices reflect a market assumption that the Acquisition will be completed;

•	having to pay significant costs relating to the Acquisition without receiving the benefits of the Acquisition;

•	negative reactions from customers, shareholders and market analysts;

•	the diversion of the focus of our management to the Acquisition instead of on pursuing other opportunities that could have been beneficial to our business; and

•	the significant dilution to our shareholders resulting from the Private Placement without receiving the incremental earnings from the Clayton Banks.

If the Acquisition is not completed, these risks may have a materially adverse effect on our business, financial results and stock price. In addition, if the Acquisition is not consummated, we will have broad discretion in the use of the net proceeds from the Private Placement and there is no guarantee that we will be able to deploy such capital in a manner that results in an attractive return to us, which could have a material adverse effect on the Company’s financial performance and stock price.

We expect to incur substantial transaction-related costs in connection with the Acquisition.

We have incurred, and expect to incur additional costs, expenses and fees for professional services and other transaction costs in connection with the Acquisition. The substantial majority of these costs will be non-recurring expenses relating to the Acquisition, including costs relating to integration planning. These costs could materially and adversely affect our results of operation.

The issuance of the stock consideration to Clayton HC and the issuance of the shares in the Private Placement may decrease the market price of our common stock.

As part of the consideration for the Acquisition, we will issue new shares of our common stock to Clayton HC. The issuance of the 1,521,200 new shares to Clayton HC and the issuance of 4,806,710 shares in the Private Placement will result in our shareholders’ existing share ownership being diluted by an aggregate of 6,327,910 new shares, which represent 26.2% of our outstanding common stock immediately prior to the closing of the Private Placement. The dilution associated with the issuance of new shares of common stock in the Acquisition may result in fluctuations in the market price of our common stock, including a stock price decrease, and could materially impair our earnings per share and other per share financial metrics.

The unaudited pro forma combined financial information included in this prospectus may not be indicative of what our actual financial positions or results of operation would have been.

The unaudited pro forma combined financial information included in this prospectus is presented solely for illustrative purposes and is not necessarily indicative of what our actual financial position or results of operations would have been had the Acquisition been completed on the dates indicated. This unaudited pro forma combined financial information reflects adjustments that were developed using preliminary estimates based on available information and various assumptions and may be revised as additional information becomes available. Accordingly, the final Acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement. In addition, if the Acquisition is consummated it may result in the historical financial statements and results of operations of the Company that are incorporated by reference in this prospectus to not be indicative of the future financial condition and results of operations of the Company following the closing of the Acquisition

The future results of our company will suffer if we do not effectively manage our expanded operations following the Acquisition.

Following the Acquisition, the size of our business will increase significantly beyond its current size. Our business’s future success depends, in part, upon our ability to manage the acquired businesses, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that the businesses of the Clayton Banks will be successful or that we will realize the expected benefits currently anticipated from the Acquisition.

Use of proceeds

We are not selling any shares of our common stock or other securities in this offering, and we will not receive any proceeds from the sale of any of the shares by any selling shareholder. All proceeds from the sale of any of the shares by selling shareholders will be for the account of the selling shareholders.

Market price of our common stock

Our common stock has been listed on the NYSE under the symbol FBK since September 16, 2016. Prior to that time, there was no public market for our common stock. The following table sets forth for the periods indicated the high and low sales prices per share of our common stock as reported on the NYSE:

	High	Low

2016:
Third quarter(1)	$21.27	$20.00
Fourth quarter	$26.45	$19.81

2017:
First quarter	$35.50	$23.71
Second quarter(2)	$38.59	$32.50

(1)	Represents the period from September 16, 2016, the date of our initial listing on the NYSE, through September 30, 2016, the end of our 2016 third fiscal quarter.

(2)	Represents the period from April 1, 2017 through June 19, 2017.

A recent reported closing price for our common stock is set forth on the cover page of this prospectus. As of June 15, 2017, there were 662 holders of record of our common stock. This shareholder figure does not include a substantially greater number of holders whose shares are held of record by banks, brokers and other financial institutions.

Dividend policy

Dividends

Prior to our initial public offering, we were an S corporation for U.S. federal income tax purposes. As an S Corporation, we historically made distributions to our sole shareholder to provide him with funds to pay U.S. federal income tax on our taxable income that was “passed through” to him. We also historically paid additional dividends to our shareholder as a return on his investment from time to time. Following our initial public offering and after conversion to a C corporation, our dividend policy and practice changed and we no longer pay distributions to provide our shareholders with funds to pay U.S. federal income tax on their pro rata portion of our taxable income.

We currently intend to retain our future earnings, if any, to fund the development and growth of our business and we do not anticipate paying any dividends to the holders of our common stock in the foreseeable future. Any future determination relating to our dividend policy will be made by our board of directors and will depend on a number of factors, including general and economic conditions, industry standards, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, banking regulations, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by the Bank to us, and such other factors as our board of directors may deem relevant.

The following table shows the dividends that have been declared on our common stock with respect to the periods indicated below. Per share amounts are presented to the nearest cent.

(dollars in thousands, except share amounts and per share data)
Quarterly period	Amount per share	Total cash dividend
First Quarter 2015	$0.40	$6,900
Second Quarter 2015	$0.20	$3,500
Third Quarter 2015	$0.62	$10,700
Fourth Quarter 2015	$0.15	$2,500
First Quarter 2016	$0.29	$5,000
Second Quarter 2016	$0.25	$4,300
Third Quarter 2016	$3.49	$60,000
Fourth Quarter 2016	$—	$—
First Quarter 2017	$—	$—
Second Quarter 2017 (through June 21, 2017)	$—	$—

As a bank holding company, any dividends paid by us are subject to various federal and state regulatory limitations and also may be subject to the ability of the Bank to make distributions or pay dividends to us. The Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. Our ability to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. Furthermore, we are generally prohibited under Tennessee corporate law from making a distribution to a shareholder to the extent that, at the time of the distribution, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of its total liabilities plus (unless the charter permits otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any shareholders who may have preferential rights superior to those receiving the distribution. In addition, financing arrangements that we may enter into in the future may include restrictive covenants that may limit our ability to pay dividends.

Description of our capital stock

The following is a description of our capital stock and the material provisions of our amended and restated charter and amended and restated bylaws and other agreements to which we and our shareholders are parties. The following is only a summary and is qualified by applicable law and by the provisions of the amended and restated certificate of incorporation and amended and restated bylaws and other agreements, copies of which are available as set forth under the caption entitled “Where you can find more information.”

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $1.00 per share, and 7,500,000 shares of preferred stock, no par value.

Common stock

Common stock outstanding.    As of June 15, 2017 there were 28,937,050 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Voting rights.    The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders, and are not entitled to cumulative voting in the election of directors. At any meeting of the shareholders, the holders of a majority of the outstanding stock of the Company then having voting rights, present in person or by proxy, shall constitute a quorum for all purposes. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceeds the votes cast opposing the action, unless otherwise provided by the charter or bylaws.

Dividend rights.    Subject to the rights that may be applicable to any outstanding preferred stock and all other classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See “Dividend policy.”

Rights upon liquidation.    In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights.    The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of our preferred stock.

Preferred stock

Our Board of Directors has the authority to issue preferred stock from time to time in one or more series and to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. At present, the Company has no shares of preferred stock outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The authority of the Board of Directors with respect to each such series includes, among others:

•	the number of shares constituting the series;

•	general or specific voting rights;

•	preferential liquidation rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion rights.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

•	adversely affect the voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Election and removal of directors

Our board of directors will consist of between one and fifteen directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The exact number of directors will be fixed from time to time by resolution of our board of directors. Our bylaws provide that shareholders may remove any director, with cause only, by the affirmative vote of the holders of a majority of the issued and outstanding stock of the Company then having voting rights at a shareholder meeting called for that purpose.

Pursuant to the shareholder’s agreement that we entered into with Mr. Ayers in connection with our initial public offering, Mr. Ayers has certain rights to designate directors to our board of directors. See the “Shareholder’s Agreement and Board Designation Rights” section of our proxy statement on Schedule 14A filed with the SEC on April 21, 2017, which section is incorporated by reference in this prospectus.

Advance notice for shareholder proposals or making nominations at meetings

Our bylaws establish an advance notice procedure for shareholder proposals to be brought before a meeting of our shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, only such business may be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, our board of directors or an authorized committee thereof, the Chairman of our board of directors, our Chief Executive Officer, or by a shareholder who has given to our Secretary timely written notice in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are selected and recommended by our board of directors, or the committee of our board of directors designated to make nominations, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of nominations or other business to be brought before any meeting must be delivered to our principal executive offices and within the following time periods:

(i) in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us; and

(ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier that the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

The notice of any shareholder proposal or nomination for election as director must set forth various information required under the bylaws. The person submitting the notice of nomination and any person acting in concert with such person must provide, among other things, the name and address under which they appear on our books (if they so appear) and the class and number of shares of our capital stock that are beneficially owned by them.

Amendment of charter and bylaws

Under the Tennessee Business Corporation Act (“TBCA”), our charter generally may not be amended without shareholder approval. Except as provided in the charter and subject to the voting rights, any amendment to our charter submitted for shareholder approval at a shareholders’ meeting is generally approved if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Our charter provides that certain provisions of our charter may only be amended upon the affirmative vote of the holders of at least eighty percent (80%) of our issued and outstanding voting stock.

Our shareholders may amend our bylaws only upon the affirmative vote of the holders of at least eighty percent (80%) of our issued and outstanding voting stock. Additionally, our Board of Directors may amend our bylaws upon the affirmative vote of a majority of the directors then in office, unless a bylaw provision approved by our shareholders expressly provides that any such bylaw may not be amended or repealed by our Board of Directors or unless the TBCA or our charter provides otherwise.

Ownership limitation

The Company is a bank holding company. A holder of common stock (or group of holders acting in concert) that (i) directly or indirectly owns, controls or has the power to vote more than 5% of the total voting power of the Company, (ii) directly or indirectly owns, controls or has the power to vote 10% or more of any class of voting securities of the Company, if certain presumptions are not rebutted, (iii) directly or indirectly owns, controls or has the power to vote 25% or more of any class of voting securities, (iv) owns a combination of voting and non-voting securities representing one-third or more of the total equity of the Company, or (vi) is otherwise deemed to “control” the Company under applicable regulatory standards may be subject to important restrictions, such as prior regulatory notice or approval requirements and applicable provisions of the FDIC Policy Statement.

Special meetings

Under our bylaws, only the Chairman of our board of directors, our Chief Executive Officer, or a majority of directors then in office may call special meetings of the shareholders. Our shareholders are not permitted to call special meetings of the shareholders.

Limitation of liability of directors and officers

The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation. Our charter provides that the Company shall, to the fullest extent permitted by the TBCA, indemnify its directors and officers, and may indemnify all other person whom it has the power to indemnify under the TBCA. The right of any director or officer of the Company to indemnification conferred in our charter shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Tennessee law.

Anti-takeover effects of some provisions

Some provisions of our charter and bylaws could make more difficult the removal of our incumbent officers and directors. These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Our charter provides that our Board of Directors may issue “blank check” preferred stock without shareholder approval. Some of the rights and preferences of these shares of preferred stock would be superior to the rights and preferences of shares of our common stock. Accordingly, the issuance of new shares of preferred stock may adversely affect the rights of the holders of shares of our common stock.

Anti-takeover provisions in the TBCA

In addition to certain of the provisions in our charter discussed above, the State of Tennessee has adopted statutes that can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares of our common stock.

The Tennessee Control Share Acquisition Act generally provides that, except as stated below, “control shares” will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to their shares owned, would give such person effective control over one-fifth or more, or a majority of all voting power (to the extent such acquired shares cause such a person to exceed one-fifth or one-third of all voting power) in the election of a Tennessee corporation’s directors. However, voting rights will be restored to control shares by resolutions approved by the affirmative vote of the holders of a majority of the corporation’s voting stock, other than shares held by the owner of the control shares. If voting rights are granted to control shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at fair value.

The Tennessee Control Share Acquisition Act is not applicable to us because our charter does not contain a specific provision “opting in” to the act, as is required.

The Tennessee Investor Protection Act provides that unless a Tennessee corporation’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within the preceding year, may make a takeover offer for any class of equity security of the offeree company if after completion the offeror would be a beneficial owner of more than 10% of any class of outstanding equity securities of the company unless the offeror, before making such purchase: (1) makes a public announcement of his or her intention with respect to changing or influencing the management or control of the offeree company; (2) makes a full, fair and effective disclosure of such intention to the person from whom he or she intends to acquire such securities; and (3) files with the Tennessee Commissioner of Commerce and Insurance, or Commissioner, and the offeree company a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner.

The offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a takeover offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If the takeover offer is for less than all the outstanding equity securities of any class, such an offer must also provide for acceptance of securities pro rata if the number of securities tendered is greater than the number the offeror has offered to accept and pay for. If such an offeror varies the terms of the takeover offer before its expiration date by increasing the consideration offered to offerees, the offeror must pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

The Tennessee Investor Protection Act does not apply to us, as it does not apply to bank holding companies subject to regulation by a federal agency and does not apply to any offer involving a vote by holders of equity securities of the offeree company.

The Tennessee Business Combination Act, generally prohibits a “business combination” by a company or any of our subsidiaries with an “interested shareholder” within five years after the shareholder becomes an interested shareholder. The company or any of its subsidiaries can, however, enter into a business combination within that period if, before the interested shareholder became such, the company’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds (2/3) of the other shareholders.

For purposes of these provisions of the Tennessee Business Combination Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of our stock.

The Tennessee Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Tennessee Greenmail Act, a company may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the company or the company makes an offer, or at least equal value per share, to all shareholders of such class.

Listing and trading market for common stock

Our common stock is listed on the NYSE under the symbol FBK.

Transfer agent and registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Selling Shareholders

As previously discussed, we issued and sold 4,806,710 shares of our common stock in the Private Placement. The offer and sale of these shares did not involve a public offering of the shares offered hereby and were exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D of the SEC promulgated thereunder.

Pursuant to the terms of the Securities Purchase Agreements, we were required to file the registration statement of which this prospectus is part with the SEC and are required to maintain its effectiveness for specified periods in order to register the offers and sales by the selling shareholders of the shares offered hereby. The Securities Purchase Agreements to which we and the selling shareholders are parties contain certain indemnity provisions under which the selling shareholders have agreed to indemnify us and our controlling persons (other than a selling shareholder) against certain liabilities, including liabilities arising under the Securities Act relating to a shareholder’s untrue statement or omission of a material fact contained in this Registration Statement.

The following table sets forth information regarding the selling shareholders and the number of shares of common stock each selling shareholder is offering. The information included in the table as to the selling shareholders has been furnished to us by or on behalf of the selling shareholders for inclusion in this prospectus. The selling shareholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date as of which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act and of which we are not aware. The term “Selling shareholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling shareholders as a gift, pledge, shareholder distribution, or other non-sale related transfer after the date of this prospectus. Beneficial ownership of the shares has been and will be determined in accordance with the rules of the SEC. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Unless otherwise indicated, based on information furnished by such selling shareholders, management of our Company believes that each person has sole voting and dispositive power over the shares indicated as beneficially owned by such person.

	Shares of common stock beneficially owned before offering		Shares of common stock offered in the offering	Shares of common stock to be beneficially owned after offering
Name of Selling Shareholder	Number	Percent(1)	Number	Number	Percent(1)(2)
T. Rowe Price Small-Cap Stock Fund, Inc.(3)	970,948	3.36%	345,320	625,628	2.16%
T. Rowe Price Institutional Small-Cap Stock Fund(3)	384,600	1.33%	135,200	249,400	*
T. Rowe Price Personal Strategy Income Fund(3)	5,800	*	2,000	3,800	*
T. Rowe Price Personal Strategy Balanced Fund(3)	10,500	*	3,500	7,000
T. Rowe Price Personal Strategy Growth Fund(3)	12,600	*	4,100	8,500	*
T. Rowe Price Personal Strategy Balanced Portfolio(3)	830	*	280	550	*
T. Rowe Price U.S. Small-Cap Core Equity Trust(3)	104,600	*	37,100	67,500	*
T. Rowe Price Small-Cap Value Fund, Inc.(3)	968,739	3.35%	357,420	611,319	2.11%

	Shares of common stock beneficially owned before offering		Shares of common stock offered in the offering	Shares of common stock to be beneficially owned after offering
Name of Selling Shareholder	Number	Percent(1)	Number	Number	Percent(1)(2)
T. Rowe Price U.S. Small-Cap Value Equity Trust(3)	121,369	*	43,900	77,469	*
T. Rowe Price U.S. Equities Trust(3)	10,353	*	3,380	6,973	*
T. Rowe Price Financial Services Fund, Inc.(3)	69,385	*	25,600	43,785	*
U.S. Small-Cap Stock Trust(3)	35,800	*	12,500	23,300	*
VALIC Company I — Small Cap Fund(3)	10,300	*	3,600	6,700	*
TD Mutual Funds — TD U.S. Small-Cap Equity Fund(3)	28,200	*	10,000	18,200	*
Minnesota Life Insurance Company(3)	9,800	*	3,500	6,300	*
Costco 401(k) Retirement Plan(3)	35,900	*	12,600	23,300	*
Mendon Capital Master Fund Ltd.(4)	294,220	1.01%	294,220	0	0
Mendon Capital QP LP(4)	250,088	*	250,088	0	0
Iron Road Multi-Strategy Fund LP(4)	41,910	*	41,910	0	0
Monashee Capital Master Fund LP	125,000	*	125,000	0	0
CVI Investments, Inc.(5)	40,000	*	40,000	0	0
Forest Hill Strategic Value Fund, L.P.	195,500	*	195,000	0	0
Forest Hill Select Fund, L.P.	80,000	*	80,000	0	0
Zweig-DiMenna Partners, L.P.(6)	19,000	*	19,000	0	0
Zweig-DiMenna International Ltd.(6)	81,000	*	81,000	0	0
Stieven Financial Investors, L.P.(7)	145,200	*	145,200	0	0
Stieven Financial Offshore Investors, Ltd.(7)	29,800	*	29,800	0	0
Hudson Bay Master Fund Ltd.(8)	150,000	*	150,000	0	0
Malta Hedge Fund, L.P.(9)	13,100	*	13,100	0	0
Malta Hedge Fund II, L.P.(9)	158,800	*	158,800	0	0
Malta Offshore, Ltd.(9)	94,700	*	94,700	0	0
Malta Market Neutral Master Fund, Ltd.(9)	33,800	*	33,800	0	0
Malta MLC Fund, L.P.(9)	54,200	*	54,200	0	0
Malta MLC Offshore, Ltd.(9)	5,400	*	5,400	0	0
Malta Titan Fund, L.P.(9)	90,000	*	90,000	0	0
JAM Partners, L.P.(10)	415,000	1.43%	300,000	115,000	*
Financial Opportunity Fund LLC	300,000	1.04%	300,000	0	0
Schonfeld Strategic 460 Fund LLC	150,000	*	150,000	0	0
Banc Fund VIII L.P.	90,000	*	10,000	80,000	*
Banc Fund IX L.P.	90,000	*	10,000	80,000	*
EJF Financial Services Fund LP(11)	450,000	1.56%	450,000	0	0
Financial Stocks Limited Partnership(12)	185,000	*	125,000	60,000	*
Hutchin Hill Capital Primary Fund, Ltd.	175,000	*	175,000	0	0
Consector Partners LP(13)	55,000	*	55,000	0	0
Gordon E. Inman(14)	231,219	*	180,303	50,916	*
Joseph Russell	90,000	*	60,000	30,000	*
James A. McPherson	30,303	*	30,303	0	0
Daniel G. Crockett	30,303	*	30,303	0	0
Gary Sasser	30,303	*	30,303	0	0

(1)	Percentages are calculated based on an aggregate of 28,937,050 shares of our common stock issued and outstanding as of June 15, 2017.

(2)	Assumes all shares offered are sold.

(3)	T. Rowe Price Small-Cap Stock Fund, Inc., T. Rowe Price Institutional Small-Cap Stock Fund, T. Rowe Price Personal Strategy Income Fund, T. Rowe Price Personal Strategy Balanced Fund, T. Rowe Price Personal Strategy Growth Fund, T. Rowe Price Personal Strategy Balanced Portfolio, T. Rowe Price U.S. Small-Cap Core Equity Trust, T. Rowe Price Small-Cap Value Fund, Inc., T. Rowe Price U.S. Small-Cap Value Equity Trust, T. Rowe Price U.S. Equities Trust, T. Rowe Price Financial Services Fund, Inc., U.S. Small-Cap Stock Trust, VALIC Company I – Small Cap Fund, TD Mutual Funds – TD U.S. Small-Cap Equity Fund, Minnesota Life Insurance Company and Costco 401(k) Retirement Plan are managed by T. Rowe Price Associates, Inc., a registered investment adviser (“Fund Manager” or “TRPA”). Fund Manager is affiliated with a registered broker-dealer, T. Rowe Price Investment Services, Inc. (“TRPIS”). TRPIS is a subsidiary of the Fund Manager and was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of funds in the T. Rowe Price fund family. T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds listed in this table. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares listed in this table; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. Common Stock registered in this offering are presently held in the funds’ nominee names.

(4)	RMB Capital Management LLC (“RMB Capital”) is the investment manager of Mendon Capital QP LP and Iron Road Multi-Strategy Fund LP and is the sub-advisor of Mendon Capital Master Fund Ltd. RMB Capital Holdings LLC (“RMB Holdings”) is the ultimate parent company of RMB Capital. The managers of RMB Holdings are Richard M. Burridge, Jr., Frederick Paulman and Walter Clark along with Christopher Graff, a member of RMB Holdings and the Managing Director of Asset Management for RMB Capital, are the natural persons with voting and dispositive power over the shares

(5)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc., has discretionary authority to vote and dispose of the shares held by CVI Investments, Inc. and may be deemed to be the beneficial holder of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI Investments, Inc. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(6)	Joseph A. DiMenna may be deemed to have investment power and voting control over the shares held by both of these selling shareholders.

(7)	Stieven Capital GP, LLC is the general partner of Stieven Financial Investors, L.P., and in such capacity has voting and investment control over the shares held by this selling stockholder. Stieven Capital Advisors, L.P. is the investment manager of Stieven Financial Investors, L.P. and Stieven Financial Offshore Investors, Ltd., and in such capacity has voting and investment control over the shares held by both of these selling stockholders. Joseph A. Stieven, Stephen L. Covington, Daniel M. Ellefson and Mark J. Ross are members of the general partner and managing directors of the investment manager, and as a result, they may each be deemed to have voting and investment control over shares held by both of these selling stockholders

(8)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these shares. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these shares.

(9)	Maltese Capital Management LLC is the investment manager of each of Malta Hedge Fund, L.P., Malta Hedge Fund II, L.P., Malta Offshore, Ltd., Malta Market Neutral Master Fund, Ltd., Malta MLC Fund, L.P., Malta MLC Offshore, Ltd. and Malta Titan Fund, L.P. Terry Maltese is the managing member of Maltese Capital Management LLC. In such capacities, each of Maltese Capital Management LLC and Mr. Maltese may be deemed to have voting and dispositive power over the shares held by Malta Hedge Fund, L.P., Malta Hedge Fund II, L.P., Malta Offshore, Ltd., Malta Market Neutral Master Fund, Ltd., Malta MLC Fund, L.P., Malta MLC Offshore, Ltd. and Malta Titan Fund, L.P. Each of Maltese Capital Management LLC and Mr. Maltese disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein

(10)	Jacobs Asset Management, LLC (“JAM”) is the investment manager of JAM Partners, L.P., and in such capacity has voting and investment control over these shares. Sy Jacobs is the managing member of both JAM and JAM Managers, LLC, which is the general partner of JAM Partners, L.P., and as a result, each may also be deemed to have voting and investment control over shares held by this selling stockholder. Each of JAM, JAM Managers, LLC and Sy Jacobs disclaim beneficial ownership over the shares held by JAM Partners, L.P., except to the extent of their pecuniary interest therein.

(11)	EJF Financial Services GP, LLC is the general partner of EJF Financial Services Fund, LP. EJF Capital LLC is the sole member of EJF Financial Services GP, LLC. Emmanuel J. Friedman, the Chief Executive Officer of EJF Capital LLC, is deemed to have voting power over the securities beneficially owned by EJF Financial Services Fund, LP.

(12)	FSI Group, LLC is controlled by John M. Stein and Steven N. Stein and is the general partner of Financial Stocks Limited Partnership, which is the record owner of the common stock and over which FSI Group, LLC has trading discretion. Therefore, FSI Group, LLC, John M. Stein and Steven N. Stein share with Financial Stocks Limited Partnership the power to vote and dispose of such shares, and, accordingly, may be deemed the beneficial owners of such shares. FSI Group, LLC, Steven N. Stein and John M. Stein disclaim beneficial ownership of the shares owned by Financial Stocks Limited Partnership, except to the extent of their pecuniary interest therein.

(13)	Consector Advisors, LLC is the general partner of Consector Partners, LP. William J. Black is the natural person with voting and dispositive power over the shares held by Consector Partners, LP.

(14)	Gordon Inman is an emeritus director of FB Financial and serves in a non-executive officer capacity as Chairman of Middle Tennessee of FirstBank.

*	Ownership less than 1%.

To our knowledge, none of the selling shareholders listed in the table above is a broker-dealer registered under Section 15 of the Exchange Act.

Information with respect to the beneficial ownership of all or any part of the shares appearing in this prospectus, any supplement to this prospectus, any post-effective amendment to the registration statement of which this prospectus is a part or any report that we file with the SEC relating to any selling shareholder or to a particular offer of any of the shares will be based on our records, information filed with the SEC or information furnished to us by one or more of the selling shareholders.

The selling shareholders will offer and sell the shares in reliance on our effective registration statement on Form S-1 by which we have registered under the Securities Act, the offer and sale of shares of our common stock and other securities. That registration statement contemplates as part of the plan of distribution of the shares that selling shareholders may offer and sell shares of our common stock through underwriters in reliance on that registration statement from time to time. Those persons who purchase the shares in any offering made hereby and who are not affiliates of our Company may freely trade the shares they purchase.

We have not agreed to register or otherwise qualify any of the shares for offer and sale in any country other than the United States or seek to have the shares admitted to trading on any foreign securities exchange. Further, we have not agreed to become a party to an underwriting agreement relating to the offer and sale of the shares by the selling shareholders.

Plan of Distribution

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution for the shares being offered by this prospectus. The selling shareholders may choose not to sell any of those shares. Those shares may, from time to time, be offered for sale by the selling shareholders, or by their permitted pledgees, donees, transferees, assignees or other successors in interest, either directly by such selling shareholder or other person, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The methods by which the shares may be sold include:

•	underwritten transactions through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales of a specified number of shares at a stipulated price per share pursuant to agreements with broker-dealers;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	offerings at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed for trading or to or through a market maker other than on a stock exchange;

•	in short sales;

•	through the writing of options on the shares (including the issuance by the selling shareholders of derivative securities), whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling shareholder to its shareholders, members, partners, unit holders or other security holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may offer and sell some or all of the shares being offered by this prospectus by or through broker-dealers, who may act as their agents or may purchase such shares as principal for their own account and thereafter resell the shares from time to time:

•

in or through one or more transactions (which may involve crosses and block transactions, negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.) or distributions;

•	on the NYSE;

•	in the over-the-counter market; or

•	in a private transaction.

Broker-dealers or underwriters may receive compensation for their involvement in the sale of shares in the form of underwriting discounts or commissions and may receive commissions from purchasers of the shares being offered hereby for whom they may act as agents. If any broker-dealer purchases any of such shares as principal, it may affect resales of such shares from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of such shares for whom they may act as agents. To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, such as the discounts and commissions the selling shareholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements.

Any underwriters, brokers, dealers and agents who participate in any sale of the shares may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

In connection with sales of the shares under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders also may sell shares short and deliver them to close out the short positions or loan or pledge the shares to broker-dealers that in turn may sell them.

The selling shareholders or their respective underwriters, broker-dealers or agents may make sales of the shares offered hereby that are deemed to be an at-the-market offering as defined in Rule 415 of the SEC’s rules and regulations promulgated under the Securities Act, which includes sales of shares made directly on or through the stock exchange on which the shares are then listed for trading, in the over-the-counter market or otherwise.

The selling shareholders and any underwriters, broker-dealers or agents who participate in the distribution of the shares offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling shareholders are, or are affiliates of, broker-dealers, they are, according to the SEC’s interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling shareholders are deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

We have agreed to pay the costs and expenses of the registration of the shares offered hereby. We will not pay any underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the selling shareholders’ sale of shares, which will be paid by the selling shareholders.

We have agreed to indemnify, in certain circumstances, the selling shareholders against certain liabilities to which they may become subject in connection with the sale of the shares included in this prospectus, including liabilities arising under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We and the selling shareholders may agree to indemnify underwriters, brokers, dealers and agents who participate in the distribution of the shares included in this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act.

Any shares covered by this prospectus may be resold by a selling shareholder under Rule 144 or Rule 144A under the Securities Act rather than pursuant to this prospectus if the selling shareholder satisfies the conditions to reliance on Rule 144 or Rule 144A with respect to such resale. The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than pursuant to this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers.

The selling shareholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

This prospectus and any required prospectus supplement relating to this prospectus may be made available in electronic form on the websites maintained by the underwriters of a particular offering of shares. The underwriters may agree to allocate a number of shares offered hereby for sale to their online brokerage account holders. Such allocations of shares for internet distributions will be made on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of the shareholders under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot shares in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through the stock exchange on which the shares are then listed for trading, in the over-the-counter market or otherwise.

Legal matters

Unless otherwise stated in an applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be pass upon for us by Alston & Bird LLP.

Experts

The consolidated financial statements of FB Financial Corporation as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 incorporated in this Prospectus by reference from the FB Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The combined financial statements of Clayton Banks appearing in this Prospectus and Registration Statement for the years ended December 31, 2016, 2015 and 2014 have been audited by Rodefer Moss & Co, PLLC, an independent public accounting firm, as stated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Where you can find more information

We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.firstbankonline.com under the “Investor Relations” tab. Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.

This prospectus, which is a part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” in this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act);

•

our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017, including the information in our proxy statement on Schedule 14A filed with the SEC on April 21, 2017 that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017; and

•

our Current Reports on Form 8-K filed with the SEC on February 8, 2017, February 9, 2017 (and as amended on February 13, 2017), February 21, 2017, April 6, 2017, May 5, 2017, May 19, 2017, and May 26, 2017.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of any of the documents incorporated by reference in this prospectus, without charge, by written or oral request as directed to FB Financial Corporation, c/o Investor Relations, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 or by phone at (615) 564-1212 or our website at www.firstbankonline.com under the “Investor Relations” tab or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” All other information contained on our website is not part of this prospectus. Documents incorporated by reference in this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Clayton Banks

Combined balance sheets

(unaudited)

(dollars in thousands, except for per share amounts)

	March 31, 2017	December 31, 2016

ASSETS
Cash and cash equivalents
Cash and due from banks	$37,856	$37,735
Federal funds sold	—	11,857

Total cash and cash equivalents	37,856	49,592

Securities
Securities available for sale, at fair value	51,133	52,981
Securities held to maturity, at cost	13,601	13,691

Total securities	64,734	66,672

Loans, net of discounts and unearned income	1,066,193	1,052,570
Less: allowance for loan losses	20,519	20,395

Net loans	1,045,674	1,032,175

Other assets
Premises and equipment, net of accumulated depreciation	22,570	22,662
Goodwill	8,425	8,425
Federal Home Loan Bank stock, at cost	3,370	3,370
Accrued interest receivable	4,922	5,050
Other real estate owned	3,207	3,103
Cash surrender value of life insurance	466	464
Repossessed assets	3,674	263
Other	4,346	3,040

Total other assets	50,980	46,377

Total assets	$1,199,244	$1,194,816

LIABILITIES AND SHAREHOLDER’S EQUITY

Liabilities
Deposits
Non-interest bearing	$205,133	$193,525
Interest bearing	723,526	724,849

Total deposits	928,659	918,374
Federal funds purchased	695	308
Federal Home Loan Bank advances	49,399	52,414
Accrued interest payable	600	553
Other liabilities	6,301	9,590

Total liabilities	985,654	981,239

Shareholder’s Equity
CBT Common stock, $25 par value; authorized 200,000 shares; 153,600 shares issued and outstanding and ACB Common stock $362.09 par value; authorized 105,000; 1,000 shares issued and outstanding	4,202	4,202
Additional paid in capital	89,902	89,902
Retained earnings	118,178	118,389
Accumulated other comprehensive income, net of applicable taxes	1,308	1,084

Total shareholder’s equity	213,590	213,577

Total liabilities and shareholder’s equity	$1,199,244	$1,194,816

See accompanying notes to unaudited combined financial statements.

Clayton Banks

Combined statements of income

(unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016

Interest income
Loans, including fees	$16,659	$14,555
Securities	532	610
Other	85	80

Total interest income	17,276	15,245

Interest expense
Deposits	1,439	1,319
Other borrowings	329	314

Total interest expense	1,768	1,633

Net interest income	15,508	13,612
Provision for loan losses	230	—

Net interest income after provision for loan losses	15,278	13,612

Non-interest income
Service charges on deposit accounts	200	198
Trust fee income	221	172
Net loss on sales of foreclosed real estate owned and fixed assets	(51)	(117)
Loan servicing income	549	475
Other non-interest income	624	543

Total non-interest income	1,543	1,271

Non-interest expense
Salaries and employee benefits	3,624	3,754
Occupancy and equipment	678	600
FDIC and state banking fees	108	154
Collection expense	77	84
Amortization of intangible assets	—	14
Professional fees	176	76
Other non-interest expense	1,048	911

Total non-interest expense	5,711	5,593

Income before income taxes	11,110	9,290
State income tax expense	871	663

Net income	$10,239	$8,627

See accompanying notes to unaudited combined financial statements.

Clayton Banks

Combined statements of comprehensive income

(unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Net Income	$10,239	$8,627

Other comprehensive income, net of income taxes
Net change in unrealized gains on securities available for sale, net of tax effect	224	320

Total comprehensive income	$10,463	$8,947

See accompanying notes to unaudited combined financial statements.

Clayton Banks

Combined statements of changes in shareholder’s equity

(unaudited)

(dollars in thousands)

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total shareholder’s equity
Balance, December 31, 2015	$4,202	$89,902	$101,242	$2,086	$197,432
Net income	—	—	8,627	—	8,627
Dividends declared	—	—	(11,000)	—	(11,000)
Other comprehensive income	—	—	—	320	320

Balance, March 31, 2016	$4,202	$89,902	$98,869	$2,406	$195,379

Balance, December 31, 2016	$4,202	$89,902	$118,389	$1,084	$213,577
Net income	—	—	10,239	—	10,239
Dividends declared	—	—	(10,450)	—	(10,450)
Other comprehensive income	—	—	—	224	224

Balance, March 31, 2017	$4,202	$89,902	$118,178	$1,308	$213,590

See accompanying notes to unaudited combined financial statements.

Clayton Banks

Combined statements of cash flows

(unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016

Cash flows from operating activities:
Net income	$10,239	$8,627
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	134	154
Provision for loan losses	230	—
Net accretion of discounts and amortization of premiums on securities	39	61
Net gains on sales of securities	—	(1)
Net loss on sales of foreclosed real estate owned and fixed assets	51	117
Net change in:
Accrued interest receivable	128	(159)
Accrued interest payable	47	109
Other, net	(1,966)	609

Net cash flows from operating activities	8,902	9,517

Cash flows from investing activities
Available-for-sale securities
Maturities, prepayments and calls	2,053	2,006
Held-to-maturity securities
Maturities, prepayments and calls	86	917
Net change in loans	(17,580)	5,738
Purchases of premises and equipment	(78)	(4)
Proceeds from the sales of other real estate owned	76	523

Net cash from (used in) investing activities	(15,443)	9,180

Cash flows from financing activities:
Net change in deposits	10,285	20,423
Proceeds from FHLB advances	5,500	—
Repayments of FHLB advances	(8,515)	(15)
Proceeds (repayments) from federal funds purchased	387	(10,587)
Dividends paid	(12,852)	(11,000)

Net cash flows used in financing activities	(5,195)	(1,179)

Net change in cash and cash equivalents	(11,736)	17,518
Cash and cash equivalents at the beginning of the year	49,592	44,459

Cash and cash equivalents at the end of the year	$37,856	$61,977

Supplemental disclosures of cash flow information
Cash paid during year for:
Interest	$1,721	$1,524
Income taxes, net of refunds	869	576

Supplemental schedule of non-cash activities
Transfers from loans to other real estate owned	$3,528	$358
Transfers from loans to repossessed assets	3,333	—

See accompanying notes to unaudited combined financial statements.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Note 1—Summary of significant accounting policies

Nature of Operations and Principles of Combination—The combined financial statements include Clayton Bank and Trust and American City Bank, together referred to as “Clayton Banks” or “the Banks.” Intercompany transactions and balances are eliminated in consolidation. The Banks are wholly-owned by Clayton HC Inc.

The Banks provide financial services through its branches in the counties of Chester, Blount, Knox, Madison, Tipton, Crockett, Henderson, Putnam, Franklin, Coffee, Moore, and Fayette, Tennessee. Their primary deposit products are checking, savings, and term certificate accounts, and their primary lending products are residential mortgage including Manufactured Housing, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. However, the customers’ ability to repay their loans is dependent on the cash flow of borrowers, which can be impacted by the general economic conditions in the area.

Basis of Presentation—The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and general practices of the banking industry. The Combined Balance Sheet at December 31, 2016 has been derived from the audited combined financial statements included elsewhere within this prospectus. Certain prior period amounts have been reclassified to conform to the current period presentation without any impact on the reported amounts of net income or shareholders’ equity.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan loss, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, the determination of the fair value of financial instruments, and the realization of deferred tax assets. In connection with the determination of the allowance for loan loss and the estimated fair value of real estate owned, management obtains independent appraisals for significant properties.

There are currently no new accounting policies that were not disclosed in the Bank’s December 31, 2016 audited financial statements included elsewhere within this prospectus except as described below.

Repossessed assets- includes other non-real estate, including notes receivable, vehicles and mobile homes carried at their estimated fair value.

Date of Management’s Review—Management has evaluated events and transactions occurring subsequent to the balance sheet date for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through the date of this registration statement, which is the date these financial statements were available to be issued. There were no other subsequent events that occurred after March 31, 2017, but prior to the issuance of these financial statements that would have a material impact on the Banks’ combined financial statements.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Note 2—Securities

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows for March 31, 2017 and December 31, 2016:

March 31, 2017	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$32,284	$817	$(69)	$33,032
State and municipal	17,440	664	(3)	18,101

	$49,724	$1,481	$(72)	$51,133

December 31, 2016	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$34,378	$791	$(173)	$34,996
State and municipal	17,444	583	(42)	17,985

	$51,822	$1,374	$(215)	$52,981

The amortized cost, unrecognized gains and losses, and fair value of securities held to maturity were as follows:

March 31, 2017	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$691	$27	$—	$718
State and municipal	12,910	462	—	13,372

	$13,601	$489	$—	$14,090

December 31, 2016	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$777	$31	$—	$808
State and municipal	12,914	482	(4)	13,392

	$13,691	$513	$(4)	$14,200

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

The amortized cost and fair value of debt securities at March 31, 2017, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	Available for sale		Held to maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due in one year	$—	$—	$300	$303
Due in one to five years	6,053	6,412	2,436	2,524
Due in five to ten years	6,140	6,304	7,168	7,424
Due in greater than ten years	5,247	5,385	3,006	3,121
Mortgage-backed securities	32,284	33,032	691	718

	$49,724	$51,133	$13,601	$14,090

There were no securities sold or redeemed during the first quarter of 2017. Securities carried at $53,498 and $55,560 at March 31, 2017 and December 31, 2016, respectively, were pledged to secure deposits and for other purposes as required or permitted by law.

At March 31, 2017 and December 31, 2016 there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholder’s equity.

The following table shows securities with unrealized losses and their fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2017 and December 31, 2016:

	Less than 12 months		12 months or more		Total
Description of Securities	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss

March 31, 2017
Mortgage-backed securities	$1,103	$(49)	$4,406	$(20)	$5,509	$(69)
State and municipal	—	—	476	(3)	$476	$(3)

Total temporarily impaired	$1,103	$(49)	$4,882	$(23)	$5,985	$(72)

December 31, 2016
Mortgage-backed securities	$9,242	$(97)	$2,059	$(76)	$11,301	$(173)
State and municipal	4,197	(46)	—	—	$4,197	$(46)

Total temporarily impaired	$13,439	$(143)	$2,059	$(76)	$15,498	$(219)

Unrealized losses on debt securities have not been recognized into income because the issuers are of high credit quality (rated AA or higher), management has the intent and ability to hold for the foreseeable future, and the decline in fair value is largely due to changes in market interest rates. The fair value is expected to recover as the investments approach their maturity date.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Note 3—Loans

A summary of loans outstanding by category at March 31, 2017 and December 31, 2016 follows:

	March 31, 2017	December 31, 2016
Construction and land	$116,828	$147,182
Commercial real estate	339,271	299,059
Commercial and agriculture	168,957	155,771
Consumer real estate	101,490	103,668
Consumer	21,605	23,349
Manufactured homes	318,042	323,541

	1,066,193	1,052,570
Less: Allowance for loan losses	(20,519)	(20,395)

Loans, net of unearned fees	$1,045,674	$1,032,175

For purposes of the disclosures required pursuant to the Banks’ adoption of ASU 2010-20, the Banks’ loan portfolio is disaggregated into portfolio segments and then further disaggregated into classes. A portfolio segment is defined as the level at which management develops and documents a systematic method for determining its allowance for loan losses. The Banks had the following loan portfolio segments—Construction and land; Commercial real estate; Commercial and agriculture; Consumer real estate; Consumer; and Manufactured homes loans. A class is generally determined based on the initial measurement attribute, risk characteristics of the loan, and the Banks’ method for monitoring and assessing credit risk. Classes within the Construction and land segment are Land acquisition, Commercial construction, and Residential construction. Classes within the Commercial real estate segment are Rental, Business and industrial, and Other. Classes within the Consumer segment are Auto, Credit cards and Other consumer.

The allowance for loan losses (ALLL) includes the following components—reserves for loans collectively evaluated for impairment (determined in accordance with FASB ASC 450-20 Contingencies) and reserves for loans individually evaluated for impairment (determined in accordance with FASB ASC 310-10 Receivables).

The reserves for loans collectively evaluated for impairment are determined based on an application of average historical charge-off percentages by loan portfolio segment, adjusted for loans internally assigned loan grades, and also adjusted for management’s evaluation of current economic events, trends, and conditions in accordance with FASB ASC 450-20 Contingencies. The Banks used a three-year average historical charge-off percentages.

The reserves for loans individually evaluated for impairment are determined based on the present value of the expected future repayments discounted at the loan’s effective interest rate, or for loans that are mainly dependent on the collateral for repayment, the estimated fair value of the collateral less estimated selling costs (net realizable value).

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

A summary of the allowance for loan losses was as follows:

	March 31,
	2017	2016
Beginning balance	$20,395	$21,780
Provision for loan losses	230	—
Loans charged off	(364)	(437)
Recoveries	258	82

Ending balance	$20,519	$21,425

The following tables provide a detailed roll forward of the allowance for loan losses for the three months ended March 31, 2017 and 2016 by portfolio segment:

Three Months Ended March 31, 2017	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total

Allowance for loan loss
Beginning balance	$1,660	$5,353	$2,900	$1,399	$480	$8,603	$20,395
Charge-offs	—	(16)	(63)	—	(78)	(207)	(364)
Recoveries	1	8	16	192	12	29	258
Provision	(110)	40	231	80	(11)	—	230

Ending balance	$1,551	$5,385	$3,084	$1,671	$403	$8,425	$20,519

Ending balance—individually evaluated for impairment	$—	$1,376	$1,456	$18	$41	$19	$2,910

Ending balance—collectively evaluated for impairment	$1,551	$4,009	$1,628	$1,653	$362	$8,406	$17,609

March 31, 2017
Loans
Ending balance—individually evaluated for impairment	$207	$10,430	$2,804	$1,880	$320	$14,342	$29,983
Ending balance—collectively evaluated for impairment	116,621	328,841	166,153	99,610	21,285	303,700	1,036,210

Ending balance total loans	$116,828	$339,271	$168,957	$101,490	$21,605	$318,042	$1,066,193

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Three Months Ended March 31, 2016	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total

Allowance for loan loss
Beginning balance	$3,561	$6,582	$1,811	$1,446	$859	$7,521	$21,780
Charge-offs	(42)	—	(75)	(173)	(76)	(71)	(437)
Recoveries	3	8	11	8	21	31	82
Provision	—	—	—	—	—	—	—

Ending balance	$3,522	$6,590	$1,747	$1,281	$804	$7,481	$21,425

Ending balance—individually evaluated for impairment	$—	$2,402	$359	$344	$33	$—	$3,138

Ending balance—collectively evaluated for impairment	$3,522	$4,188	$1,388	$937	$771	$7,481	$18,287

December 31, 2016
Loans
Ending balance—individually evaluated for impairment	$1,668	$7,471	$2,816	$1,597	$440	$14,792	$28,784
Ending balance—collectively evaluated for impairment	145,514	291,588	152,955	102,071	22,909	308,749	1,023,786

Ending balance total loans	$147,182	$299,059	$155,771	$103,668	$23,349	$323,541	$1,052,570

The Banks use internally assigned loan grades as credit quality indicator. Loans are graded as Pass, Special Mention, or Substandard.

Pass—Loans considered to have a normal credit risk. The borrower has the apparent ability to satisfy its obligations to the Banks, and therefore no loss in ultimate collection is anticipated based on current facts and circumstances. Pass grade loans have reasonable collateral and low to normal loan to value ratios.

Special Mention—Loans considered to have a slightly above normal credit risk. These loans have potential weaknesses that deserve management’s close attention, and if left uncorrected, such potential weaknesses may result in an increased risk of loss in the future. Special Mention grade loans do not expose the Banks to sufficient risk to warrant adverse classification.

Substandard—Loans considered to be inadequately protected by the current net worth and financial capacity of the borrower or the collateral pledged, if any. These loans are characterized by the distinct possibility that the Bank will sustain some loss in the future, if the weaknesses are not corrected. Loss potential, while existing in the aggregate amount of the Substandard grade loans, does not have to exist in the individual loans classified as Substandard.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

The following table provides the balances of loans by loan classes disaggregated based on credit quality indicator—internally assigned loan grades as of March 31, 2017 and December 31, 2016:

March 31, 2017	Loan Grade			Total
Loan Class	Pass	Special mention	Substandard
Construction and land	$115,772	$841	$215	$116,828
Commercial real estate	307,041	19,233	12,997	339,271
Commercial & agriculture	165,814	201	2,942	168,957
Consumer real estate	97,439	1,852	2,199	101,490
Consumer	20,806	421	378	21,605
Manufactured homes	284,694	16,863	16,485	318,042

Total loans	$991,566	$39,411	$35,216	$1,066,193

December 31, 2016	Loan Grade			Total
Loan Class	Pass	Special mention	Substandard
Construction and land	$144,654	$852	$1,676	$147,182
Commercial real estate	265,044	20,854	13,161	299,059
Commercial & agriculture	152,063	716	2,992	155,771
Consumer real estate	97,988	3,614	2,066	103,668
Consumer	22,326	523	500	23,349
Manufactured homes	287,601	18,971	16,969	323,541

Total loans	$969,676	$45,530	$37,364	$1,052,570

Impaired loans individually evaluated for impairment in accordance with ASC 310 at March 31, 2017 and December 31, 2016 were as follows:

	March 31, 2017	December 31, 2016
Carrying value of total impaired loans	$29,983	$28,784
Amount of the direct allowance for loan losses allocated	2,910	2,669
Average of impaired loans during the period	29,384	35,549
Interest income recognized during impairment	347	1,406

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of March 31, 2017 were as follows:

March 31, 2017 Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with related allowance recorded
Construction and land	$—	$—	$—	$—	$—
Commercial real estate	4,791	4,898	1,376	4,571	10
Commercial & agriculture	1,755	1,810	1,456	1,733	21
Consumer real estate	234	242	18	218	4
Consumer	46	46	41	46	1
Manufactured homes	1,919	1,919	19	1,999	—

Total loans with related allowance recorded	$8,745	$8,915	$2,910	$8,566	$36

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with no related allowance recorded
Construction and land	$207	$1,381	$—	$938	$60
Commercial real estate	5,639	6,764	—	4,380	54
Commercial & agriculture	1,049	1,837	—	1,078	15
Consumer real estate	1,646	1,834	—	1,521	28
Consumer	274	496	—	335	6
Manufactured homes	12,423	13,393	—	12,568	148

Total loans with no related allowance recorded	21,238	25,705	—	20,818	311

Total impaired loans	$29,983	$34,620	$2,910	$29,384	$347

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of December 31, 2016 were as follows:

December 31, 2016 Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with related allowance recorded
Construction and land	$—	$—	$—	$—	$—
Commercial real estate	4,350	4,518	1,275	4,627	86
Commercial & agriculture	1,710	1,766	1,315	1,829	69
Consumer real estate	202	203	17	204	10
Consumer	45	45	40	2	—
Manufactured homes	2,079	2,078	22	2,198	—

Total loans with related allowance recorded	$8,386	$8,610	$2,669	$8,860	$165

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
Impaired loans with no related allowance recorded
Construction and land	$1,668	$2,842	$—	$2,861	$8
Commercial real estate	3,121	4,200	—	4,485	125
Commercial & agriculture	1,106	1,860	—	2,949	82
Consumer real estate	1,395	1,648	—	1,930	63
Consumer	395	628	—	536	29
Manufactured homes	12,713	13,744	—	13,928	934

Total loans with no related allowance recorded	20,398	24,922	—	26,689	1,241

Total impaired loans	$28,784	$33,532	$2,669	$35,549	$1,406

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of March 31, 2016 were as follows:

March 31, 2016 Loan Class	Average recorded investment	Interest income recognized
Impaired loans with related allowance recorded
Construction and land	$—	$—
Commercial real estate	6,888	47
Commercial & agriculture	1,037	9
Consumer real estate	1,012	14
Consumer	33	—
Manufactured homes	2,438	—

Total loans with related allowance recorded	$11,408	$70

Loan Class	Average recorded investment	Interest income recognized
Impaired loans with no related allowance recorded
Construction and land	$1,445	$1
Commercial real estate	6,037	62
Commercial & agriculture	1,931	20
Consumer real estate	2,505	33
Consumer	439	3
Manufactured homes	1,711	8

Total loans with no related allowance recorded	14,068	127

Total impaired loans	$25,476	$197

Non-performing loans were as follows at March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Loans past due over 90 days still on accrual	$2,164	$1,270
Non-accrual loans	8,163	10,169

	$10,327	$11,439

Non-performing loans and impaired loans are defined differently. All non-performing loans were loans past due 90 days or greater and still on accrual or loans on non-accrual status as of March 31, 2017 and December 31, 2016. Impaired loans are loans for which, based on current information and events, it is considered probable that the Bank will be unable to collect all amounts of contractual interest and principal as scheduled in the loan agreement. Some loans may be included in both categories, whereas other loans may only be included in one category.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Age analysis of past due loans disaggregated by class as of March 31, 2017:

March 31, 2017	30-89 days past due	Greater than 90 days	Non-accruals	Current and accruing interest	Total loans

Loan Class
Construction and land	$109	$—	$207	$116,512	$116,828
Commercial real estate	—	580	6,355	332,336	339,271
Commercial & agriculture	166	274	551	167,966	168,957
Consumer real estate	792	347	616	99,735	101,490
Consumer	225	124	163	21,093	21,605
Manufactured homes	4,203	839	271	312,729	318,042

Total loans	$5,495	$2,164	$8,163	$1,050,371	$1,066,193

Age analysis of past due loans disaggregated by class as of December 31, 2016:

December 31, 2016	30-89 days past due	Greater than 90 days	Non-accruals	Current and accruing interest	Total loans

Loan Class
Construction and land	$1,264	$1	$1,668	$144,249	$147,182
Commercial real estate	178	—	6,441	292,440	299,059
Commercial & agriculture	1,017	—	627	154,127	155,771
Consumer real estate	2,074	291	821	100,482	103,668
Consumer	491	69	277	22,512	23,349
Manufactured homes	14,362	909	335	307,935	323,541

Total loans	$19,386	$1,270	$10,169	$1,021,745	$1,052,570

Troubled debt restructurings (TDR)—as part of the Banks’ ongoing risk management practices, the Banks attempt to work with borrowers when necessary to extend or modify loan terms to better align with their current ability to repay. Extensions and modifications to loans are made in accordance with internal policies and guidelines which conform to regulatory guidance. Each occurrence is unique to the borrower and is evaluated separately. The Banks consider regulatory guidelines when restructuring loans to ensure that prudent lending practices are followed. As such, qualification criteria and payment terms consider the borrower’s current and prospective ability to comply with the modified terms of the loan.

A modification is classified as TDR if the borrower is experiencing financial difficulty and it is determined that the Banks have granted a concession to the borrower. The Banks may determine that a borrower is experiencing financial difficulty if the borrower is currently in default on any of its debt, or if it is probable that the borrower may default in the foreseeable future without a modification of its debt. Generally, a concession is granted when the Banks no longer expect to collect all amounts due at the original contractual rate subsequent to modification.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Concessions could include reductions of interest rates, extension of the maturity date at a rate lower than current market rate for a new loan with similar risk, reduction of accrued interest, or principal forgiveness. When evaluating whether a concession has been granted, the Banks also consider whether the borrower has provided additional collateral or guarantors and whether such additions adequately compensate the Banks for the restructured terms. The assessments of whether a borrower is experiencing (or is likely to experience) financial difficulty and whether a concession has been granted is subjective in nature and management judgment is required when determining whether a modification is classified as TDR. The Banks’ determination whether a TDR is placed on nonaccrual status generally follows the same internal policies and procedures as for the other portfolio loans.

As of March 31, 2017 and December 31, 2016, the Company has a recorded investment in troubled debt restructurings of $23,211 and $21,755, respectively. The modifications included extensions of the maturity date and/or a stated rate of interest to one lower than the current market rate. The Company has allocated $708 and $677 of specific reserves for those loans at March 31, 2017 and December 31, 2016, respectively, and has committed to lend additional amounts totaling up to $1,233 and $1,167, respectively to these customers. Of these loans, $4,369 and $4,574 were classified as non-accrual loans as of March 31, 2017 and December 31, 2016, respectively.

There were no TDR’s that occurred during the three months ended March 31, 2017, additionally there were no payment defaults during the three months ended March 31, 2017 and 2016.

The following table reflects TDR occurring during the three months ended March 31, 2016 by class:

March 31, 2016 Loan Class	Number of contracts	Pre-modification outstanding recorded investment	Post-modification outstanding recorded investment	Charge-offs to specific reserves
Consumer real estate	1	$93	$93	$—

Total loans	1	$93	$93	$—

Note 4—Regulatory capital matters

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of March 31, 2017 and December 31, 2016, the most recent regulatory notifications categorized Clayton Bank and Trust, and American City Bank (the “Banks”) as

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Banks’ categories.

Actual and required capital amounts and ratios are presented below as of March 31, 2017 and December 31, 2016:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
March 31, 2017	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to risk weighted assets
Clayton Bank and Trust	$165,595	18.34%	$72,220	8.00%	$90,275	10.00%
American City Bank	52,456	17.26%	24,311	8.00%	30,389	10.00%
Tier 1 (Core) Capital to risk weighted assets
Clayton Bank and Trust	154,232	17.08%	54,165	6.00%	54,165	6.00%
American City Bank	49,625	16.33%	18,233	6.00%	18,233	6.00%
Tier 1 (Core) Capital to average assets
Clayton Bank and Trust	154,232	17.54%	35,167	4.00%	43,959	5.00%
American City Bank	49,625	16.23%	12,234	4.00%	15,293	5.00%
Tier 1 (Common) Capital to risk weighted assets
Clayton Bank and Trust	154,232	17.08%	40,624	4.50%	58,678	6.50%
American City Bank	49,625	16.33%	13,675	4.50%	19,753	6.50%

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective
December 31, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to risk weighted assets
Clayton Bank and Trust	$167,513	18.86%	$71,038	8.00%	$88,797	10.00%
American City Bank	50,454	16.87%	23,927	8.00%	29,909	10.00%
Tier 1 (Core) Capital to risk weighted assets
Clayton Bank and Trust	156,332	17.61%	53,278	6.00%	53,278	6.00%
American City Bank	47,736	15.96%	17,945	6.00%	17,945	6.00%
Tier 1 (Core) Capital to average assets
Clayton Bank and Trust	156,332	18.10%	34,557	4.00%	43,196	5.00%
American City Bank	47,736	16.48%	11,585	4.00%	14,481	5.00%
Tier 1 (Common) Capital to risk weighted assets
Clayton Bank and Trust	156,332	17.61%	39,959	4.50%	57,718	6.50%
American City Bank	47,736	15.96%	13,459	4.50%	19,441	6.50%

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Note 5—Loan commitments, contingencies and other related activities

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet credit loss risk exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as the ones used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end:

	March 31, 2017	December 31, 2016
Commitments to make Loans	$278,299	$243,068
Lines of Credit	2,127	1,653
Letters of Credit	6,532	6,878

In the normal course of business, the Banks are subject to various claims and litigation arising out of claims or other disputes. Because litigation is subject to many uncertainties and the outcome of individual litigated matters is not predictable with assurance, it is reasonably possible that some of the legal actions and claims could be filed and decided as unfavorable to the Banks. Although the amount of ultimate liabilities with respect to such matters cannot be ascertained, management, after evaluating current ongoing litigation or claims, believes that any resulting liability should not materially affect the financial position of the Banks.

Note 6—Fair value of financial instruments

ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. ASC 820 establishes a three-level valuation hierarchy for disclosure of fair value measurements.

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: Significant unobservable inputs based on the Banks’ assumptions used to measure assets and liabilities at fair value.

The Banks utilize fair value measurements to record fair value adjustments to certain assets and liabilities. Following is a description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Securities Available for Sale—Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy. Level 2 securities include mortgage-backed securities and municipal bonds. In certain cases, where there is limited activity or fair values are estimated using discounted cash flow models, securities are classified within Level 3 of the valuation hierarchy.

Impaired Loans—A loan is considered to be impaired when it is probable the Banks will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance may be established as a component of the allowance for loan losses or the expense is recognized as a charge-off. Impaired loans are classified within Level 3 of the hierarchy.

Other Real Estate Owned—Other real estate owned, consisting of properties obtained through foreclosure or in satisfaction of loans, is initially recorded at lower of carrying value or fair value, determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources, adjusted for estimated selling costs. Other real estate owned is included in Level 3 of the valuation hierarchy.

The Banks had no liabilities measured at fair value on a recurring or non-recurring basis at March 31, 2017 and December 31, 2016.

Assets measured at fair value on a recurring basis as of March 31, 2017 and December 31, 2016 are as follows:

March 31, 2017	Level 1	Level 2	Level 3	Total
Investment securities available for sale
Mortgage-backed securities	$—	$33,032	$—	$33,032
State and municipal securities	—	18,101	—	18,101

Total	$—	$51,133	$—	$51,133

December 31, 2016	Level 1	Level 2	Level 3	Total
Investment securities available for sale
Mortgage-backed securities	$—	$34,996	$—	$34,996
State and municipal securities	—	17,985	—	17,985

Total	$—	$52,981	$—	$52,981

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Assets measured at fair value on a non-recurring basis as of March 31, 2017 and December 31, 2016 are as follows:

March 31, 2017	Level 1	Level 2	Level 3	Total
Other real estate owned	$—	$—	$27	$27
Impaired loans, net	—	—	9,883	9,883

Total assets at fair value	$—	$—	$9,910	$9,910

December 31, 2016	Level 1	Level 2	Level 3	Total
Other real estate owned	$—	$—	$1,315	$1,315
Impaired loans, net	—	—	16,471	16,471

Total assets at fair value	$—	$—	$17,786	$17,786

There were no transfers between Level 1, 2 or 3 during the periods presented.

The following methods and assumptions were used in estimating its fair value disclosure for financial instruments that are not measured at fair value.

Cash and Cash Equivalents—The carrying amounts of cash, due from banks, and federal funds sold approximate their fair value.

Loans—For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values approximate carrying values. For other loans, fair values are estimated using discounted cash flow models, using current market interest rates offered for loans with similar terms to borrowers of similar credit quality.

Deposits, Federal Home Loan Bank Advances and Other Borrowed Funds—The carrying amounts of demand deposits, savings deposits and floating rate advances from the Federal Home Loan Bank approximate their fair values. Fair values for certificates of deposit, fixed rate advances from the Federal Home Loan Bank are estimated using discounted cash flow models using current market interest rates offered on certificates, advances and other borrowings.

Federal Funds Purchased—The carrying amounts of federal funds purchased approximate their fair value.

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

Carrying amount and estimated fair values of financial instruments were as follows at March 31, 2017 and December 31, 2016:

March 31, 2017	Carrying amount	Level 1	Level 2	Level 3	Fair value
Financial Assets
Cash and cash equivalent	$37,856	$37,856	—	—	$37,856
Securities available for sale	51,133	—	51,133	—	51,133
Securities held to maturity	13,601	—	14,090	—	14,090
Loans, net	1,045,674	—	1,014,078	9,883	1,023,961
FHLB stock and securities	3,370	—	—	3,370	3,370
Accrued interest receivable	4,922	—	4,922	—	4,922

Financial Liabilities
Non maturing deposits	601,922	601,922	—	—	601,922
Time deposits	326,737	—	324,974	—	324,974
FHLB advances	49,399	—	50,451	—	50,451
Fed funds purchased	695	695	—	—	695
Accrued interest payable	600	—	600	—	600

December 31, 2016	Carrying amount	Level 1	Level 2	Level 3	Fair value
Financial Assets
Cash and cash equivalent	$49,592	$49,592	—	—	$49,592
Securities available for sale	52,981	—	52,981	—	52,981
Securities held to maturity	13,691	—	14,200	—	14,200
Loans, net	1,032,175	—	1,005,310	16,471	1,021,781
FHLB stock and securities	3,370	—	—	3,370	3,370
Accrued interest receivable	5,050	—	5,050	—	5,050

Financial Liabilities
Non maturing deposits	583,048	583,048	—	—	583,048
Time deposits	335,326	—	333,634	—	333,634
FHLB advances	52,414	—	52,780	—	52,780
Fed funds purchased	308	308	—	—	308
Accrued interest payable	553	—	553	—	553

Note 7—Related party transactions

The Banks offer loans in the ordinary course of business to our insiders, including our executive officers and directors, their related interests and immediate family members and other employees. Applicable law and our written credit policies require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non-insider

Clayton Banks

Notes to combined financial statements (unaudited)

March 31, 2017

(dollars in thousands)

employees and other non-insiders are subject to the same requirements and underwriting standards and meet our normal lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors and executive officers must also comply with the Banks’ statutory lending limits and regulatory requirements regarding lending limits and collateral. All extensions of credit to the related parties must be reviewed and approved by the Banks’ Boards of Directors. Directors with a personal interest in any loan application are excluded from the consideration of such loan application. The Banks have made loans to directors and executive officers.

Such loans amounted to $46,007 (representing 36 loans) and $46,107 (representing 38 loans) at March 31, 2017 and December 31, 2016, respectively.

Deposits from principal officers, directors and their affiliates were $87,444 and $42,894 at March 31, 2017 and December 31, 2016, respectively.

At March 31, 2017 and December 31, 2016, Clayton HC, Inc. had cash balances on deposit with Clayton Bank and Trust totaling $41,322 and $28,170, respectively, for ongoing corporate needs.

The Banks also have available lines of credit (or the equivalent thereof) with the majority shareholder totaling approximately $52,000 as of March 31, 2017 and December 31, 2016. There was no balance outstanding on those lines at March 31, 2017 or December 31, 2016.

The Banks entered into aircraft time sharing agreement, dated July 2015, with companies controlled by the majority shareholder, (CFA Holdings LLC and CF Services LLC), pursuant to which the Banks have the right to use, from time to time, an aircraft leased and operated by CFA Holdings. This replaces the previous agreement entered into during 2007. CFA Holdings and CF Services LLC bill the Banks for usage of the aircraft based on hours of use and operating costs. During the three months ended March 31, 2017 and 2016 the banks paid CFA Holdings and CF Services $61 and $15, respectively, under the aviation timesharing agreement for the use of the aircraft.

Clayton Bank and Trust leases branch space from Clayton HC, Inc. Annual lease for space is $6 per year. Clayton HC has a management agreement with Clayton Bank and Trust to provide support for collection of debts, management of ORE, accounting and other management duties, amounting to $46 and $46 during the three months ended March 31, 2017 and 2016, respectively.

Apex Bank, 50% owned by Clayton HC, has a management agreement with Clayton Bank and Trust to provide support for IT and other management duties, amounting to $5 and $5 during the three months ended March 31, 2017 and 2016, respectively.

Independent Auditors’ Report

To the Board of Directors

Clayton HC, Inc.

Knoxville, Tennessee

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of Clayton Bank and Trust and American City Bank (wholly-owned subsidiaries of Clayton HC, Inc.) (the “Banks”), which comprise the combined balance sheets as of December 31, 2016 and 2015, and the related combined statements of comprehensive income, changes in shareholder’s equity, and cash flows for the three years ended December 31, 2016, 2015 and 2014, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Banks’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Banks’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating of the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Banks as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the three years ended December 31, 2016, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ Rodefer Moss & Co, PLLC

Knoxville, Tennessee

June 15, 2017

Clayton Banks

Combined balance sheets

December 31, 2016 and 2015

(dollars in thousands, except for per share amounts)

	2016	2015

ASSETS
Cash and cash equivalents
Cash and due from banks	$37,735	$42,045
Federal funds sold	11,857	2,414

Total cash and cash equivalents	49,592	44,459

Securities
Securities available for sale, at fair value	52,981	64,146
Securities held to maturity, at cost	13,691	15,336

Total securities	66,672	79,482

Loans, net of discounts and unearned income	1,052,570	911,778
Less: allowance for loan losses	20,395	21,780

Net loans	1,032,175	889,998

Other assets
Premises and equipment, net of accumulated depreciation	22,662	23,014
Goodwill	8,425	8,425
Core deposit intangible assets, net of accumulated amortization	—	29
Federal Home Loan Bank stock, at cost	3,370	3,370
Accrued interest receivable	5,050	4,373
Other real estate owned	3,103	4,095
Cash surrender value of life insurance	464	457
Other	3,303	3,422

Total other assets	46,377	47,185

Total assets	$1,194,816	$1,061,124

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities
Deposits
Non-interest bearing	$193,525	$146,876
Interest bearing	724,849	654,613

Total deposits	918,374	801,489

Federal funds purchased	308	10,587
Federal Home Loan Bank advances	52,414	44,477
Accrued interest payable	553	467
Other liabilities	9,590	6,672

Total liabilities	981,239	863,692

Shareholder’s Equity
CBT Common stock, $25 par value; authorized 200,000 shares; 153,600 shares issued and outstanding and ACB Common stock $362.09 par value; authorized 105,000; 1,000 shares issued and outstanding	4,202	4,202
Additional paid in capital	89,902	89,902
Retained earnings	118,389	101,242
Accumulated other comprehensive income, net of applicable taxes	1,084	2,086

Total shareholder’s equity	213,577	197,432

Total liabilities and shareholder’s equity	$1,194,816	$1,061,124

See accompanying notes to combined financial statements.

Clayton Banks

Combined statements of income

December 31, 2016, 2015 and 2014

(dollars in thousands, except for per share amounts)

	2016	2015	2014

Interest income
Loans, including fees	$60,331	$54,637	$50,688
Securities	2,293	2,657	2,961
Other	341	252	267

Total interest income	62,965	57,546	53,916

Interest expense
Deposits	5,483	4,815	4,662
Other borrowings	1,272	1,253	1,064

Total interest expense	6,755	6,068	5,726

Net interest income	56,210	51,478	48,190
Provision for loan losses	978	419	160

Net interest income after provision for loan losses	55,232	51,059	48,030

Non-interest income (loss)
Service charges on deposit accounts	872	943	1,018
Trust fee income	777	733	706
Net (loss) gain on sales of foreclosed real estate owned and fixed assets	(290)	439	(219)
Loan servicing income	1,970	1,649	1,510
Other non-interest income	3,149	2,026	1,883

Total non-interest income, net	6,478	5,790	4,898

Non-interest expense
Salaries and employee benefits	14,792	14,703	14,908
Occupancy and equipment	2,383	2,329	2,364
FDIC and state banking fees	642	609	618
Collection expense	305	312	601
Amortization of intangible assets	29	58	138
Professional fees	331	416	417
Other non-interest expense	4,212	3,793	3,525

Total non-interest expense	22,694	22,220	22,571

Income before income taxes	39,016	34,629	30,357
Income tax expense	2,638	2,580	2,253

Net income	$36,378	$32,049	$28,104

See accompanying notes to Combined financial statements.

Clayton Banks

Combined statements of comprehensive income

December 31, 2016, 2015 and 2014

(dollars in thousands)

	2016	2015	2014
Net Income	$36,378	$32,049	$28,104

Other comprehensive (loss) income, net of income taxes
Net change in unrealized (losses) gains on securities available for sale, net of tax effect	(978)	(421)	1,529
Reclassification adjustment for gain on sale of securities included in net income, net of tax expense of $2, $0 and $2	(24)	(1)	(27)

Total comprehensive income	$35,376	$31,627	$29,606

See accompanying notes to Combined financial statements.

Clayton Banks

Combined statements of change in shareholder’s equity

December 31, 2016, 2015 and 2014

(dollars in thousands)

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total shareholder’s equity
Balance, December 31, 2013	$4,202	$89,902	$53,186	$1,006	$148,296
Net income	—	—	28,104	—	28,104
Dividends declared	—	—	(12,097)	—	(12,097)
Other comprehensive income	—	—	—	1,502	1,502

Balance, December 31, 2014	$4,202	$89,902	$69,193	$2,508	$165,805
Net income	—	—	32,049	—	32,049
Other comprehensive loss	—	—	—	(422)	(422)

Balance, December 31, 2015	$4,202	$89,902	$101,242	$2,086	$197,432
Net income	—	—	36,378	—	36,378
Dividends declared	—	—	(19,231)	—	(19,231)
Other comprehensive loss	—	—	—	(1,002)	(1,002)

Balance, December 31, 2016	$4,202	$89,902	$118,389	$1,084	$213,577

See accompanying notes to Combined financial statements.

CLAYTON BANKS

Combined statements of cash flows

December 31, 2016, 2015 and 2014

(dollars in thousands)

	2016	2015	2014

Cash flows from operating activities
Net income	$36,378	$32,049	$28,104
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	576	616	694
Provision for loan losses	978	419	160
Net accretion of discounts and amortization of premiums on securities	227	250	274
Net gains on sales of securities	(26)	(1)	(29)
Net loss (gain) on sales of foreclosed real estate owned and fixed assets	290	(439)	219
Net change in:
Accrued interest receivable	(677)	(211)	174
Accrued interest payable	86	29	(74)
Other, net	1,397	682	(11,922)

Net cash flows from operating activities	39,229	33,394	17,600

Cash flows from investing activities
Available-for-sale securities
Sales	537	—	401
Maturities, prepayments and calls	9,373	10,236	13,009
Purchases	—	(3,836)	(9,282)
Held-to-maturity securities
Maturities, prepayments and calls	1,627	2,273	1,658
Purchase of FHLB Stock	—	—	(7)
Net change in loans	(150,342)	(139,019)	(33,208)
Purchases of premises and equipment	(195)	(221)	34
Proceeds from the sales of foreclosed real estate owned	1,361	5,081	2,251

Net cash flows used in investing activities	(137,639)	(125,486)	(25,144)

Cash flows from financing activities
Net change in deposits	116,885	45,471	21,031
Proceeds from FHLB advances	8,500	2,000	30,000
Repayments of FHLB advances	(563)	(255)	(31,314)
Proceeds (repayments) of Federal funds purchased	(10,279)	10,587	(1)
Dividends paid	(11,000)	—	(12,097)

Net cash flows from financing activities	103,543	57,803	7,619

Net change in cash and cash equivalents	5,133	(34,289)	75
Cash and cash equivalents at the beginning of the year	44,459	78,748	78,673

Cash and cash equivalents at the end of the year	$49,592	$44,459	$78,748

Supplemental disclosures of cash flow information
Cash paid during year for:
Interest	$6,669	$6,039	$6,138
Income taxes, net of refunds	3,250	1,939	3,254
Supplemental schedule of non-cash activities
Transfers from loans to foreclosed real estate owned	$490	$1,546	$4,921
Transfers from foreclosed real estate owed to loans	291	152	70
Non-cash dividend of loan receivable	5,829	—	—

See accompanying notes to Combined financial statements.

Clayton Banks

Notes to combined financial statements

December 31, 2016, 2015 and 2014

(dollars in thousands)

Note 1—Summary of significant accounting policies

Nature of Operations and Principles of Combination—The combined financial statements include Clayton Bank and Trust and American City Bank, together referred to as “Clayton Bank” or “the Banks.” Intercompany transactions and balances are eliminated in consolidation. The Banks are wholly-owned by Clayton HC Inc.

The Banks provide financial services through its branches in the counties of Chester, Blount, Knox, Madison, Tipton, Crockett, Henderson, Putnam, Franklin, Coffee, Moore, and Fayette, Tennessee. Their primary deposit products are checking, savings, and term certificate accounts, and their primary lending products are residential mortgage including Manufactured Housing, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. However, the customers’ ability to repay their loans is dependent on the cash flow of borrowers, which can be impacted by the general economic conditions in the area.

Basis of Presentation—The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and general practices of the banking industry.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan loss, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, the determination of the fair value of financial instruments, and the realization of deferred tax assets. In connection with the determination of the allowance for loan loss and the estimated fair value of real estate owned, management obtains independent appraisals for significant properties.

Cash and Cash Equivalents—For purposes of balance sheet classification and reporting cash flows, cash and cash equivalents include cash on hand, deposits with other financial institutions with original maturities less than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased.

Securities - Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchased premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities, where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Clayton Banks

Notes to combined financial statements

Declines in the fair value of the securities below their cost that are other than temporary are reflected as realized losses. In estimating other than temporary impairment (“OTTI”), management considers the length of time and extent that fair value has been less than cost, the financial condition and near term prospects of the issuer, and the Banks’ ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value. The banks recorded no OTTI for the years ended December 31, 2016, 2015 and 2014.

Federal Home Loan Bank (FHLB) Stock—The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on asset size, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Loans—Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, purchased discount, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income. Net deferred loan origination fees and purchased discount on manufactured home loans are accreted using methods that approximate the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 180 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses—The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans meeting certain size and performance characteristics are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is recorded at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Clayton Banks

Notes to combined financial statements

Foreclosed Assets—Assets acquired through or instead of loan foreclosure are initially recorded at lower of carrying value or fair value, less costs to sell, when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment—Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from five to forty years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from three to ten years.

Bank Owned Life Insurance—The Bank has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other changes or other amounts due that are probable at settlement.

Goodwill—Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Based on our assessment completed as of December 31, 2016 and 2015, no goodwill impairment was indicated.

Core Deposit Intangible Assets—Core deposit intangible assets arise from whole bank and branch acquisitions. They are initially measured at fair value and then are amortized over their estimated useful lives.

Long-Term Assets—Premises and equipment, core deposits and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Retirement Plans—Employee 401(k) and profit sharing expense is the amount of matching contributions. Deferred compensation and supplemental retirement plan expense allocates the benefits over years of service. Employee stock ownership plan related compensation expense was recorded based on a fair market valuation of the shares allocated to participant accounts.

Income Taxes—The Banks have elected to be treated as an S Corporation under Section 1362 of the Internal Revenue Code of 1986, as amended. As a result, the Banks will generally not be subject to federal income tax. The Banks will continue to be subject to taxation by the State of Tennessee.

Pursuant to ASC 740, Income Taxes, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Although the tax years ending after December 31, 2013 through December 31, 2016 remain open for examination for various taxing authorities, it is management’s opinion that resolution of any significant uncertain tax positions that remain open at December 31, 2016 will not have a material effect on the Banks’ financial statements.

The Banks’ policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

Off Balance Sheet Financial Instruments—Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs.

Clayton Banks

Notes to combined financial statements

The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Comprehensive Income—Consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as separate components of equity.

Loss Contingencies—Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

Dividend Restriction—Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to the shareholders.

Fair Value of Financial Instruments—Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Subsequent Events—Subsequent to year end, in February 2017, the Banks entered into stock purchase agreement with FirstBank, a wholly owned subsidiary of FB Financial Corporation, whereby the Banks will be merged with and into FirstBank. The transaction is expected to close in the third quarter of 2017.

Clayton Bank and Trust paid a dividend to Clayton HC in January 2017 in the amount of $10,450 for the purpose of paying taxes on previous earnings of the Banks.

Date of Management’s Review—Management has evaluated events and transactions occurring subsequent to the balance sheet date for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through the date of the report, which is the date these financial statements were available to be issued. There were no other subsequent events, other than what has been disclosed above that occurred after December 31 2016, but prior to the issuance of these financial statements that would have a material impact on the Banks’ combined financial statements.

Note 2—Securities

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows for the years ended December 31, 2016 and 2015:

2016	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$34,378	$791	$(173)	$34,996
State and municipal	17,444	583	(42)	17,985

Total	$51,822	$1,374	$(215)	$52,981

Clayton Banks

Notes to combined financial statements

2015	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$43,947	$1,280	$(134)	$45,093
State and municipal	17,962	1,091	—	19,053

Total	$61,909	$2,371	$(134)	$64,146

The amortized cost, unrecognized gains and losses, and fair value of securities held to maturity were as follows:

2016	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mortgage-backed securities	$777	$31	$—	$808
State and municipal	12,914	482	(4)	13,392

Total	$13,691	$513	$(4)	$14,200

2015	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities	$1,240	$54	$—	$1,294
State and municipal	14,096	958	—	15,054

Total	$15,336	$1,012	$—	$16,348

The amortized cost and fair value of debt securities at December 31, 2016, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	Available For Sale		Held to Maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due in one year	$—	$—	$300	$304
Due in one to five years	5,355	3,425	4,024	4,176
Due in five to ten years	6,841	9,219	5,582	5,787
Due in greater than ten years	5,248	5,341	3,008	3,125
Mortgage-backed securities	34,378	34,996	777	808

	$51,822	$52,981	$13,691	$14,200

There was one security sold and three securities redeemed during 2016 for a net gain of $26 and there were no securities sold and seven securities redeemed during 2015 for a net gain of $1. There was one security sold and one security redeemed during 2014 for a net gain of $29. Securities carried at $55,560 and $65,930 at December 31, 2016 and 2015, respectively, were pledged to secure deposits and for other purposes as required or permitted by law.

At December 31, 2016 and 2015, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholder’s equity.

Clayton Banks

Notes to combined financial statements

The following table shows securities with unrealized losses and their fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2016 and 2015.

	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss

2016
Mortgage-backed securities	$9,242	$(97)	$2,059	$(76)	$11,301	$(173)
State and municipal	4,197	(46)	—	—	4,197	(46)

Total temporarily impaired	$13,439	$(143)	$2,059	$(76)	$15,498	$(219)

2015
Mortgage-backed securities	$4,809	$(22)	$3,803	$(112)	$8,612	$(134)

Total temporarily impaired	$4,809	$(22)	$3,803	$(112)	$8,612	$(134)

Unrealized losses on debt securities have not been recognized into income because the issuers are of high credit quality (rated AA or higher), management has the intent and ability to hold for the foreseeable future, and the decline in fair value is largely due to changes in market interest rates. The fair value is expected to recover as the investments approach their maturity date.

Note 3—Loans

A summary of loans outstanding by category at December 31, 2016 and 2015 follows:

	2016	2015
Construction and land	$147,182	$107,163
Commercial real estate	299,059	251,428
Commercial and agriculture	155,771	149,409
Consumer real estate	103,668	94,249
Consumer	23,349	34,785
Manufactured homes	323,541	274,744

	1,052,570	911,778
Less: Allowance for loan losses	(20,395)	(21,780)

Loans, net of unearned fees	$1,032,175	$889,998

For purposes of the disclosures required pursuant to the Banks’ adoption of ASU 2010-20, the Banks’ loan portfolio is disaggregated into portfolio segments and then further disaggregated into classes. A portfolio segment is defined as the level at which management develops and documents a systematic method for determining its allowance for loan losses. The Banks has the following loan portfolio segments—Construction and land; Commercial real estate; Commercial and agriculture; Consumer real estate; Consumer; and Manufactured homes loans. A class is generally determined based on the initial measurement attribute, risk characteristics of the loan, and the Banks’ method for monitoring and assessing credit risk. Classes within the Construction and land segment are Land acquisition, Commercial construction, and Residential construction.

Clayton Banks

Notes to combined financial statements

Classes within the Commercial real estate segment are Rental, Business and industrial, and Other. Classes within the Consumer segment are Auto, Credit cards and Other consumer.

During the year ended December 31, 2016 the Banks sold the credit card class portfolio (included in consumer loans above) which had a book value of $2,527 for a gain of $147.

The allowance for loan losses (ALLL) includes the following components—reserves for loans collectively evaluated for impairment (determined in accordance with FASB ASC 450-20 Contingencies) and reserves for loans individually evaluated for impairment (determined in accordance with FASB ASC 310-10 Receivables).

The reserves for loans collectively evaluated for impairment are determined based on an application of average historical charge-off percentages by loan portfolio segment, adjusted for loans internally assigned loan grades, and also adjusted for management’s evaluation of current economic events, trends, and conditions in accordance with FASB ASC 450-20 Contingencies. The Banks uses a three-year average historical charge-off percentages.

The reserves for loans individually evaluated for impairment are determined based on the present value of the expected future payments discounted at the loan’s effective interest rate, or for loans that are mainly dependent on the collateral for repayment, the estimated fair value of the collateral less estimated selling costs (net realizable value).

Summary in the allowance for loan losses was as follows:

	2016	2015	2014
Beginning balance	$21,780	$23,108	$24,614
Provision for loan losses	978	419	160
Loans charged off	(2,745)	(2,198)	(2,228)
Recoveries	382	451	562

Ending balance	$20,395	$21,780	$23,108

The following tables provides a detailed rollforward of the allowance for loan losses for the years ended December 31, 2016, 2015 and 2014 by portfolio segment:

2016	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total
Allowance for loan loss
Beginning balance	$3,561	$6,582	$1,811	$1,446	$859	$7,521	$21,780
Charge-offs	(66)	(50)	(543)	(373)	(577)	(1,136)	(2,745)
Recoveries	10	31	105	45	73	118	382
Provision	(1,845)	(1,210)	1,527	281	125	2,100	978

Ending balance	$1,660	$5,353	$2,900	$1,399	$480	$8,603	$20,395

Ending balance—individually evaluated for impairment	$—	$1,275	$1,315	$17	$40	$22	$2,669

Ending balance—collectively evaluated for impairment	$1,660	$4,078	$1,585	$1,382	$440	$8,581	$17,726

Loans
Ending balance—individually evaluated for impairment	$1,668	$7,471	$2,816	$1,597	$440	$14,792	$28,784
Ending balance—collectively evaluated for impairment	145,514	291,588	152,955	102,071	22,909	308,749	1,023,786

Ending balance total loans	$147,182	$299,059	$155,771	$103,668	$23,349	$323,541	$1,052,570

Clayton Banks

Notes to combined financial statements

2016	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total
Allowance for loan loss
Beginning balance	$4,237	$6,981	$2,823	$1,856	$1,004	$6,207	$23,108
Charge-offs	(341)	(166)	(34)	(374)	(473)	(810)	(2,198)
Recoveries	12	30	85	45	138	141	451
Provision	(347)	(263)	(1,063)	(81)	190	1,983	419

Ending balance	$3,561	$6,582	$1,811	$1,446	$859	$7,521	$21,780

Ending balance—individually evaluated for impairment	$1,798	$1,272	$383	$300	$64	$25	$3,842

Ending balance—collectively evaluated for impairment	$1,763	$5,310	$1,428	$1,146	$795	$7,496	$17,938

Loans
Ending balance—individually evaluated for impairment	$3,370	$9,287	$2,846	$3,140	$446	$4,237	$23,326
Ending balance—collectively evaluated for impairment	103,793	242,141	146,563	91,109	34,339	270,507	888,452

Ending balance total loans	$107,163	$251,428	$149,409	$94,249	$34,785	$274,744	$911,778

2014	Construction and land	Commercial real estate	Commercial and agriculture	Consumer real estate	Consumer	Manufactured homes	Total

Allowance for loan loss
Beginning balance	5,192	7,505	2,912	2,059	1,067	5,879	$24,614
Charge-offs	(220)	(432)	(199)	(266)	(610)	(501)	$(2,228)
Recoveries	131	150	56	25	90	110	$562
Provision	(866)	(242)	54	38	457	719	160

Ending balance	$4,237	$6,981	$2,823	$1,856	$1,004	$6,207	$23,108

Ending balance—individually evaluated for impairment	$753	$1,356	$922	$509	$122	$30	$3,692

Ending balance—collectively evaluated for impairment	$3,484	$5,625	$1,901	$1,347	$882	$6,177	$19,416

Loans
Ending balance—individually evaluated for impairment	$3,123	$9,752	$1,381	$4,487	$118	$2,963	$21,824
Ending balance—collectively evaluated for impairment	73,991	210,152	125,293	92,910	31,843	221,763	755,952

Ending balance total loans	$77,114	$219,904	$126,674	$97,397	$31,961	$224,726	$777,776

The Banks use internally assigned loan grades as credit quality indicator. Loans are graded as Pass, Special Mention, or Substandard.

Pass grade loans are considered a normal credit risk. The borrower has the apparent ability to satisfy its obligations to the Banks, and therefore no loss in ultimate collection is anticipated based on current facts and circumstances. Pass grade loans have reasonable collateral and low to normal loan to value ratios.

Special Mention grade loans are considered loans with a slightly above normal credit risk. These loans have potential weaknesses that deserve management’s close attention, and if left uncorrected, such potential weaknesses may result in an increased risk of loss in the future. Special Mention grade loans do not expose the Banks to sufficient risk to warrant adverse classification.

Substandard grade loans are considered inadequately protected by the current net worth and financial capacity of the borrower or the collateral pledged, if any. These loans are characterized by the distinct possibility that the Bank will sustain some loss in the future, if the weaknesses are not corrected. Loss potential, while existing

Clayton Banks

Notes to combined financial statements

in the aggregate amount of the Substandard grade loans, does not have to exist in the individual loans classified as Substandard.

The following table provides the balances of loans by loan classes disaggregated based on credit quality indicator—internally assigned loan grades as of December 31, 2016:

	Loan grade
Loan Class	Pass	Special mention	Substandard	Total
Construction and land	$144,654	$852	$1,676	$147,182
Commercial real estate	265,044	20,854	13,161	299,059
Commercial & agriculture	152,063	716	2,992	155,771
Consumer real estate	97,988	3,614	2,066	103,668
Consumer	22,326	523	500	23,349
Manufactured homes	287,601	18,971	16,969	323,541

Total loans	$969,676	$45,530	$37,364	$1,052,570

The following table provides the balances of loans by loan classes disaggregated based on credit quality indicator—internally assigned loan grades as of December 31, 2015:

	Loan grade
Loan Class	Pass	Special mention	Substandard	Total
Construction and land	$95,299	$7,934	$3,930	$107,163
Commercial real estate	220,515	12,801	18,112	251,428
Commercial & agriculture	143,539	2,811	3,059	149,409
Consumer real estate	84,820	5,172	4,257	94,249
Consumer	32,303	1,964	518	34,785
Manufactured homes	255,285	12,679	6,780	274,744

Total loans	$831,761	$43,361	$36,656	$911,778

Impaired loans individually evaluated for impairment in accordance with ASC 310 at December 31, 2016 and 2015 were as follows:

	2016	2015
Carrying value of total impaired loans	$28,784	$23,326
Amount of the direct allowance for loan losses allocated	2,669	3,842
Average of impaired loans during the year	35,549	40,598
Interest income recognized during impairment	1,406	2,019

Clayton Banks

Notes to combined financial statements

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of December 31, 2016 were as follows:

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized

Impaired loans with related allowance recorded
Construction and land	$—	$—	$—	$—	$—
Commercial real estate	4,350	4,518	1,275	4,627	86
Commercial & agriculture	1,710	1,766	1,315	1,829	69
Consumer real estate	202	203	17	204	10
Consumer	45	45	40	2	—
Manufactured homes	2,079	2,078	22	2,198	—

Total loans with related allowance recorded	$8,386	$8,610	$2,669	$8,860	$165

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized

Impaired loans with no related allowance recorded
Construction and land	$1,668	$2,842	$—	$2,861	$8
Commercial real estate	3,121	4,200	—	4,485	125
Commercial & agriculture	1,106	1,860	—	2,949	82
Consumer real estate	1,395	1,648	—	1,930	63
Consumer	395	628	—	536	29
Manufactured homes	12,713	13,744	—	13,928	934

Total loans with no related allowance recorded	20,398	24,922	—	26,689	1,241

Total impaired loans	$28,784	$33,532	$2,669	$35,549	$1,406

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of December 31, 2015 were as follows:

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized

Impaired loans with related allowance recorded
Construction and land	$3,089	$2,042	$1,798	$2,059	$(1)
Commercial real estate	2,967	2,957	1,272	2,975	66
Commercial & agriculture	446	497	383	459	2
Consumer real estate	912	993	300	1,010	19
Consumer	64	64	64	67	(1)
Manufactured homes	2,507	2,507	25	—	—

Total loans with related allowance recorded	$9,985	$9,060	$3,842	$6,570	$85

Clayton Banks

Notes to combined financial statements

Loan Class	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized

Impaired loans with no related allowance recorded
Construction and land	$281	$3,223	$—	$2,480	$115
Commercial real estate	6,320	7,909	—	17,370	759
Commercial & agriculture	2,400	2,469	—	2,719	126
Consumer real estate	2,228	2,628	—	3,857	272
Consumer	382	397	—	584	44
Manufactured homes	1,730	2,573	—	7,018	618

Total loans with no related allowance recorded	13,341	19,199	—	34,028	1,934

Total impaired loans	$23,326	$28,259	$3,842	$40,598	$2,019

Impaired loans individually evaluated for impairment in accordance with ASC 310 disaggregated by class as of December 31, 2014 were as follows:

Loan Class	Average recorded investment	Interest income recognized

Impaired loans with related allowance recorded
Construction and land	$1,550	$27
Commercial real estate	3,835	96
Commercial & agriculture	246	3
Consumer real estate	2,470	79
Consumer	123	6
Manufactured homes	900	27

Total loans with related allowance recorded	$9,124	$238

Loan Class	Average recorded investment	Interest income recognized

Impaired loans with no related allowance recorded
Construction and land	$3,300	$53
Commercial real estate	11,086	356
Commercial & agriculture	437	3
Consumer real estate	5,715	304
Consumer	3,250	163
Manufactured homes	2	2

Total loans with no related allowance recorded	23,790	881

Total impaired loans	$32,914	$1,119

Clayton Banks

Notes to combined financial statements

Non-performing loans were as follows at December 31, 2016 and 2015:

	2016	2015
Loans past due over 90 days still on accrual	$1,270	$1,114
Non-accrual loans	10,169	10,000

	$11,439	$11,114

Non-performing loans and impaired loans are defined differently. All non-performing loans were loans past due 90 days or greater and still on accrual or loans on non-accrual status as of December 31, 2016 and 2015. Impaired loans are loans for which, based on current information and events, it is considered probable that the Bank will be unable to collect all amounts of contractual interest and principal as scheduled in the loan agreement. Some loans may be included in both categories, whereas other loans may only be included in one category.

Age analysis of past due loans disaggregated by class as of December 31, 2016:

Loan Class	30-89 days past due	Greater than 90 days	Non-accruals	Current and accruing interest	Total loans
Construction and land	$1,264	$1	$1,668	$144,249	$147,182
Commercial real estate	178	—	6,441	292,440	299,059
Commercial & agriculture	1,017	—	627	154,127	155,771
Consumer real estate	2,074	291	821	100,482	103,668
Consumer	491	69	277	22,512	23,349
Manufactured homes	14,362	909	335	307,935	323,541

Total loans	$19,386	$1,270	$10,169	$1,021,745	$1,052,570

Age analysis of past due loans disaggregated by class as of December 31, 2015:

Loan Class	30-89 days past due	Greater than 90 days	Non-accruals	Current and accruing interest	Total loans
Construction and land	$177	$—	$3,567	$103,419	$107,163
Commercial real estate	491	—	3,351	247,586	251,428
Commercial & agriculture	839	33	776	147,761	149,409
Consumer real estate	1,506	514	1,481	90,748	94,249
Consumer	451	55	228	34,051	34,785
Manufactured homes	4,697	512	597	268,938	274,744

Total loans	$8,161	$1,114	$10,000	$892,503	$911,778

Troubled debt restructurings (TDR)—as part of the Banks’ ongoing risk management practices, the Banks attempt to work with borrowers when necessary to extend or modify loan terms to better align with their current ability to repay. Extensions and modifications to loans are made in accordance with internal policies

Clayton Banks

Notes to combined financial statements

and guidelines which conform to regulatory guidance. Each occurrence is unique to the borrower and is evaluated separately. The Banks consider regulatory guidelines when restructuring loans to ensure that prudent lending practices are followed. As such, qualification criteria and payment terms consider the borrower’s current and prospective ability to comply with the modified terms of the loan.

A modification is classified as TDR if the borrower is experiencing financial difficulty and it is determined that the Banks have granted a concession to the borrower. The Banks may determine that a borrower is experiencing financial difficulty if the borrower is currently in default on any of its debt, or if it is probable that the borrower may default in the foreseeable future without a modification of its debt. Generally, a concession is granted when the Banks no longer expect to collect all amounts due at the original contractual rate subsequent to modification.

Concessions could include reductions of interest rates, extension of the maturity date at a rate lower than current market rate for a new loan with similar risk, reduction of accrued interest, or principal forgiveness. When evaluating whether a concession has been granted, the Banks also consider whether the borrower has provided additional collateral or guarantors and whether such additions adequately compensate the Banks for the restructured terms. The assessments of whether a borrower is experiencing (or is likely to experience) financial difficulty and whether a concession has been granted is subjective in nature and management judgment is required when determining whether a modification is classified as TDR. The Banks’ determination whether a TDR is placed on nonaccrual status generally follows the same internal policies and procedures as for the other portfolio loans.

As of December 31, 2016 and 2015, the Company has a recorded investment in troubled debt restructurings of $21,755 and $16,222, respectively. The modifications included extensions of the maturity date and/or a stated rate of interest to one lower than the current market rate. The Company has allocated $677 and $1,268 of specific reserves for those loans at December 31, 2016 and 2015, respectively, and has committed to lend additional amounts totaling up to $1,167 and $327, respectively to these customers. Of these loans, $4,574 and $4,434 were classified as non-accrual loans as of December 31, 2016 and 2015, respectively.

The following table reflects TDR occurring during the year ended December 31, 2016 by class:

Loan Class	Number of contracts	Pre- modification outstanding recorded investment	Post- modification outstanding recorded investment	Charge-offs to specific reserves
Commercial Real Estate	1	$46	$46	$—
Consumer Real Estate	7	363	366	—
Commercial & Agriculture	1	17	17	—
Consumer	6	6,968	6,968	—

Total loans	15	$7,394	$7,397	$—

There were no TDRs within the previous 12 months for which there was a payment default during the year ended December 31, 2016.

Clayton Banks

Notes to combined financial statements

The following table reflects TDR occurring during the year ended December 31, 2015 by class:

Loan Class	Number of contracts	Pre- modification outstanding recorded investment	Post- modification outstanding recorded investment	Charge-offs to specific reserves
Commercial Real Estate	1	$1,391	$1,391	$—
Consumer real estate	5	222	222	—
Consumer	2	56	55	—

Total loans	8	$1,669	$1,668	$—

The following table reflects TDRs within the previous 12 months for which there was a payment default during the year ended December 31, 2015 by class:

Loan Class	Number of contracts	Defaulted principal balance
Commercial & Agriculture	2	$35
Consumer	1	$8

Total loans	3	$43

The following table reflects TDR occurring during the year ended December 31, 2014 by class:

Loan Class	Number of contracts	Pre- modification outstanding recorded investment	Post- modification outstanding recorded investment	Charge-offs to specific reserves
Commercial Real Estate	2	$57	$57	$—
Commercial & Agriculture	2	26	26	—
Consumer real estate	9	719	722	—
Consumer	2	48	50	—

Total loans	15	$850	$855	$—

The following table reflects TDRs within the previous 12 months for which there was a payment default during the year ended December 31, 2014 by class:

Loan Class	Number of contracts	Defaulted principal balance
Consumer	2	$180

Total loans	2	$180

Clayton Banks

Notes to combined financial statements

Note 4—Premises and equipment

Premises and equipment were as follows as of December 31, 2016 and 2015:

	2016	2015
Land	$10,562	$10,562
Buildings	15,293	15,088
Furniture, fixtures and equipment	3,092	3,035
Vehicles	55	55
Computer & equipment	997	984
Construction in Progress	1,652	1,732

	31,651	31,456
Less: Accumulated depreciation	(8,989)	(8,442)

	$22,662	$23,014

Depreciation expense was $547, $558 and $556 for the years ended December 31, 2016, 2015 and 2014, respectively.

Note 5—Deposits

Interest bearing deposits were as follows as of December 31, 2016 and 2015:

	2016	2015
Demand deposits	$64,584	$59,191
Savings and money market accounts	324,939	292,275
Certificates of deposits	335,326	303,147

	$724,849	$654,613

Interest expense on the above deposits totaled $5,483, $4,815, and $4,662 for the years ended December 31, 2016, 2015 and 2014, respectively.

The amount up to which deposits in the Bank are insured by the FDIC in aggregate is $250 as part of the Dodd-Frank Act.

Total deposits of $250 or more were $421,556 and $403,354 at December 31, 2016 and 2015, respectively.

Included in certificates of deposits above were internet and brokered deposits of $96,319 and $42,558 and $90,445 and $31, 385 as of December 31, 2016 and 2015, respectively.

Scheduled maturities of time deposits were as follows:

2017	$176,881
2018	77,703
2019	36,889
2020	19,390
2021	18,979
After 2021	5,484

$335,326

Clayton Banks

Notes to combined financial statements

Note 6—Federal home loan bank advances

The Banks are currently participating in a program with the Federal Home Loan Bank (FHLB) of Cincinnati to provide funds to the public for affordable housing. The FHLB advances are secured by qualifying loans, the majority being home mortgages (1-4 family residential). To participate in this program, the Banks are required to be a member and own stock in the FHLB. The Banks had $3,370 of such stock at December 31, 2016 and 2015, to satisfy this requirement.

Interest expense on the above advances total $1,265, $1,247, and $1,056 for years ended December 31, 2016, 2015, and 2014, respectively.

At December 31, 2016 and 2015, advances from the Federal Home Loan Bank were as follows:

	2016	2015
Maturities January 2017 through September 2027 fixed rates at rates from 0.25% to 6.07%, average 2.45%	$52,414	$—

Maturities January 2016 through September 2027 fixed rates at rates from 0.25% to 6.07%, average 2.86%	$—	$44,477

Qualifying loans totaling $165,325 and $112,268 were pledged as security under a blanket pledge agreement with the FHLB at December 31, 2016 and 2015, respectively.

As of December 31, 2016, scheduled maturities were as follows:

2017	$19,068
2018	12,551
2019	5,524
2020	133
2021	5,019
Thereafter	10,119

$52,414

Note 7—Other borrowed funds

The Banks have available federal funds lines (or the equivalent thereof) with correspondent banks totaling approximately $62,500 and $52,500 as of December 31, 2016 and 2015 respectively. Fed funds purchased were $308 and $10,587 as of December 31, 2016 and 2015, respectively.

Note 8—Income taxes

Income tax expense (benefit) for the years ended December 31, 2016, 2015 and 2014 was as follows:

	2016	2015	2014
Current state	$2,707	$2,609	$2,235
Deferred state	(69)	(29)	18

	$2,638	$2,580	$2,253

Clayton Banks

Notes to combined financial statements

A reconciliation of the amount computed by applying the statutory tax rate of 6.5 percent to pretax income with income tax expense follows:

	2016	2015	2014
Income tax expense at statutory rate	$2,536	$2,540	$2,060
Other	102	40	193

	$2,638	$2,580	$2,253

Deferred tax assets and liabilities as of December 31, 2016 and 2015 were due to the following:

	2016	2015

Deferred tax assets:
Allowance for loan losses	$623	$807
Book versus tax basis of fixed assets depreciation	—	47
Deferred loan fees and costs	288	7

Total deferred tax assets	$911	$861

Deferred tax liabilities:
Book versus tax basis of accounting	$(23)	$28
Unrealized gain on securities	(76)	(147)

Total deferred tax liabilities	$(99)	$(119)

Net deferred tax asset	$812	$742

Note 9—Regulatory capital matters

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of December 31, 2016 and 2015, the most recent regulatory notifications categorized Clayton Bank and Trust, and American City Bank (the “Banks”) as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Banks’ categories.

Clayton Banks

Notes to combined financial statements

Actual and required capital amounts and ratios are presented below as of December 31, 2016:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2016

Total Capital to risk weighted assets
Clayton Bank and Trust	$167,513	18.86%	$71,038	8.00%	$88,797	10.00%
American City Bank	50,454	16.87%	23,927	8.00%	29,909	10.00%

Tier 1 (Core) Capital to risk weighted assets
Clayton Bank and Trust	$156,332	17.61%	$53,278	6.00%	$53,278	6.00%
American City Bank	47,736	15.96%	17,945	6.00%	17,945	6.00%

Tier 1 (Core) Capital to average assets
Clayton Bank and Trust	$156,332	18.10%	$34,557	4.00%	$43,196	5.00%
American City Bank	47,736	16.48%	11,585	4.00%	14,481	5.00%

Tier 1 (Common) Capital to risk weighted assets
Clayton Bank and Trust	$156,332	17.61%	$39,959	4.50%	$57,718	6.50%
American City Bank	47,736	15.96%	13,459	4.50%	19,441	6.50%

Actual and required capital amounts and ratios are presented below as of December 31, 2015:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2015

Total Capital to risk weighted assets
Clayton Bank and Trust	$153,469	19.75%	$62,151	8.00%	$77,689	10.00%
American City Bank	45,625	18.60%	19,624	8.00%	24,531	10.00%

Tier 1 (Core) Capital to risk weighted assets
Clayton Bank and Trust	$143,638	18.49%	$46,613	6.00%	$46,613	6.00%
American City Bank	43,272	17.64%	14,718	6.00%	14,718	6.00%

Tier 1 (Core) Capital to average assets
Clayton Bank and Trust	$143,638	19.07%	$30,122	4.00%	$37,652	5.00%
American City Bank	43,272	16.72%	10,352	4.00%	12,940	5.00%

Tier 1 (Common) Capital to risk weighted assets
Clayton Bank and Trust	$143,638	18.49%	$34,960	4.50%	$50,498	6.50%
American City Bank	43,272	17.64%	11,039	4.50%	15,945	6.50%

Note 10—Loan commitments, contingencies and other related activities

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet credit loss risk exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as the ones used for loans, including obtaining collateral at exercise of the commitment.

Clayton Banks

Notes to combined financial statements

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end.

	2016	2015
Commitments to make Loans	$243,068	$203,730
Lines of Credit	$1,653	$1,013
Letters of Credit	$6,878	$4,726
Credit Cards	$—	$8,921

In the normal course of business, the Banks are subject to various claims and litigation arising out of claims or other disputes. Because litigation is subject to many uncertainties and the outcome of individual litigated matters is not predictable with assurance, it is reasonably possible that some of the legal actions and claims could be filed and decided as unfavorable to the Banks. Although the amount of ultimate liabilities with respect to such matters cannot be ascertained, management, after evaluating current ongoing litigation or claims, believes that any resulting liability should not materially affect the financial position of the Banks.

NOTE 11—Fair value of financial instruments

ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The statement emphasizes that fair value is a market-based measurement: not an entity-specific measurement. Therefore, the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. ASC 820 establishes a three-level valuation hierarchy for disclosure of fair value measurements.

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: Significant unobservable inputs based on the Banks’ assumptions used to measure assets and liabilities at fair value.

The Banks utilize fair value measurements to record fair value adjustments to certain assets and liabilities. Following is a description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Securities Available for Sale—Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy. Level 2 securities include mortgage-backed securities and municipal bonds. In certain cases, where there is limited activity or fair values are estimated using discounted cash flow models, securities are classified within Level 3 of the valuation hierarchy.

Impaired Loans—A loan is considered to be impaired when it is probable the Banks will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired

Clayton Banks

Notes to combined financial statements

loans are measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance may be established as a component of the allowance for loan losses or the expense is recognized as a charge-off. Impaired loans are classified within Level 3 of the hierarchy.

Other Real Estate Owned—Other real estate owned, consisting of properties obtained through foreclosure or in satisfaction of loans, is initially recorded at lower of carrying value or fair value, determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources, adjusted for estimated selling costs. Other real estate owned is included in Level 3 of the valuation hierarchy.

The Banks had no liabilities measured at fair value on a recurring or non-recurring basis at December 31, 2016 and 2015.

Assets measured at fair value on a recurring basis as of December 31, 2016 and 2015:

2016	Level 1	Level 2	Level 3	Total

Investment securities available for sale
Mortgage-backed securities	$—	$34,996	$—	$34,996
State and municipal securities	—	17,985	—	17,985

Total	$—	$52,981	$—	$52,981

2015	Level 1	Level 2	Level 3	Total

Investment securities available for sale
Mortgage-backed securities	$—	$45,093	$—	$45,093
State and municipal securities	—	19,053	—	19,053

Total	$—	$64,146	$—	$64,146

Assets measured at fair value on a non-recurring basis as of December 31, 2016 and 2015:

2016	Level 1	Level 2	Level 3	Total
Other real estate owned	$—	$—	$1,315	$1,315
Impaired loans, net	—	—	16,471	16,471

Total assets at fair value	$—	$—	$17,786	$17,786

2015	Level 1	Level 2	Level 3	Total
Other real estate owned	$—	$—	$2,105	$2,105
Impaired loans, net	—	—	5,408	5,408

Total assets at fair value	$—	$—	$7,513	$7,513

There were no transfers between Level 1, 2 or 3 during the periods presented.

The following methods and assumptions were used in estimating its fair value disclosure for financial instruments that are not measured at fair value.

Cash and Cash Equivalents—The carrying amounts of cash, due from banks, and federal funds sold approximate their fair value.

Clayton Banks

Notes to combined financial statements

Loans—For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values approximate carrying values. For other loans, fair values are estimated using discounted cash flow models, using current market interest rates offered for loans with similar terms to borrowers of similar credit quality.

Deposits, Federal Home Loan Bank Advances and Other Borrowed Funds—The carrying amounts of demand deposits, savings deposits and floating rate advances from the Federal Home Loan Bank approximate their fair values. Fair values for certificates of deposit, fixed rate advances from the Federal Home Loan Bank are estimated using discounted cash flow models using current market interest rates offered on certificates, advances and other borrowings.

Federal Funds Purchased—The carrying amounts of federal funds purchased approximate their fair value.

Carrying amount and estimated fair values of financial instruments were as follows at December 31, 2016 and 2015:

	2016
	Carrying amount	Level 1	Level 2	Level 3	Fair value

Financial Assets
Cash and cash equivalent	$49,592	$49,592	$—	$—	$49,592
Securities available for sale	52,981	—	52,981	—	52,981
Securities held to maturity	13,691	—	14,200	—	14,200
Loans, net	1,032,175	—	1,005,310	16,471	1,021,781
FHLB stock and securities	3,370	—	—	3,370	3,370
Accrued interest receivable	5,050	—	5,050	—	5,050

Financial Liabilities
Non maturing deposits	583,048	583,048	—	—	583,048
Time deposits	335,326	—	333,634	—	333,634
FHLB advances	52,414	—	52,780	—	52,780
Fed funds purchased	308	308	—	—	308
Accrued interest payable	553	—	553	—	553

Clayton Banks

Notes to combined financial statements

	2015
	Carrying amount	Level 1	Level 2	Level 3	Fair value

Financial Assets
Cash and cash equivalent	$44,459	$44,459	$—	$—	$44,459
Securities available for sale	64,146	—	64,146	—	64,146
Securities held to maturity	15,336	—	16,348	—	16,348
Loans, net	889,998	—	867,965	5,408	873,373
FHLB stock and securities	3,370	—	—	3,370	3,370
Accrued interest receivable	4,095	—	4,095	—	4,095

Financial Liabilities
Non maturing deposits	498,342	498,342	—	—	498,342
Time deposits	303,147	—	301,823	—	301,823
FHLB advances	44,477	—	50,673	—	50,673
Fed funds purchased	10,587	10,587	—	—	10,587
Accrued interest payable	467	—	467	—	467

Note 12—Investment in life insurance policies and compensation plans

American City Bank has a deferred compensation plan for certain former and active directors. The cash surrender value of life insurance policies related to this deferred compensation plan was $122, $119 and $116 at December 31, 2016, 2015 and 2014, respectively. The liability related to the plan was $54, $72 and $90 at December 31, 2016, 2015 and 2014, respectively. Income recognized for this plan was $2, $3 and $8 during the years ended December 31, 2016, 2015 and 2014, respectively.

American City Bank also has approved an Executive Supplemental Retirement (ESR) plan for key officers. This plan offers death benefits to the officers’ beneficiaries during their employment with the Bank. In addition, the plan offers retirement benefits to these officers based upon the earnings of specific life insurance policies. The liability related to the ESR plan was $61, $69 and $76 at December 31, 2016, 2015 and 2014, respectively. The cash surrender value of the life insurance policies related to the ESR plan was $342, $338 and $332 at December 31, 2016, 2015 and 2014, respectively. Expense recognized related to this plan was $5, $5 and $5 during the years ended December 31, 2016, 2015 and 2014, respectively.

The Banks employees participate in a 401(k) defined contribution plan sponsored by Clayton HC, Inc. covering all employees who have completed three months of service as the quarterly entry date and who are age 18 or older. The Banks may, at their discretion, contribute up to 6% matching funds. For the years ended December 31, 2016, 2015 and 2014, the Banks’ matching contributions to the plan totaled $297, $235 and $224, respectively.

Clayton HC, Inc. sponsors an employee stock ownership plan (ESOP)—see Note 15 for further discussion.

Clayton Banks

Notes to combined financial statements

Note 13—Intangible and other assets

Intangible assets

Intangible assets were as follows as of December 31, 2016 and 2015:

	2016		2015
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization

Amortized intangible assets:
Core deposit intangibles	$5,530	$5,530	$5,530	$5,501

Aggregate amortization expense was $29, $58, and $138 for the years ended December 31, 2016, 2015 and 2014, respectively. As of December 31, 2016, the core deposit intangible asset was fully amortized.

Other Assets

Other assets were as follows as of December 31, 2016 and 2015:

	2016	2015
Accounts receivable	$208	$751
Prepaid expenses—other	852	558
Repossessed assets	263	428
Investment property	365	365
Deferred tax assets	911	861
Other assets	704	459

Total other assets	$3,303	$3,422

Note 14—Other liabilities

Other liabilities were as follows as of December 31, 2016 and 2015:

	2016	2015
Loan escrow	$2,521	$1,717
Accrued expenses	3,797	1,599
Accounts payable	724	766
Long term incentive payable	873	713
Accrued ESOP	672	541
Other liabilities	1,003	1,336

	$9,590	$6,672

Note 15—Employee stock ownership plan

Clayton HC, Inc. adopted an employee stock ownership plan (ESOP) in January 2013. The ESOP is an additional retirement benefit plan where all eligible employees are included in pro rata distribution of Clayton HC, Inc.’s

Clayton Banks

Notes to combined financial statements

stock which vests over a period of six years. All employees of the Clayton Bank and Trust and American City Bank subsidiaries are entered into the plan once certain eligibility requirements are met. Employees who had been employed for one year and have completed 1,000 hours of service are eligible to participate in the ESOP. Additional allocations of stock can be made annually at the discretion of the shareholder and the trustees of the ESOP. The ESOP purchased 96,552, 107,705 and 114,286 shares of the Clayton HC, Inc. stock during the years ended December 31, 2016, 2015 and 2014, respectively. All the shares were released and allocated to participant accounts. There was no unearned compensation related to the ESOP as of December 31, 2016 and 2015. The Banks’ expense related to the ESOP was $28, $16 and $16 for the years ended December 31, 2016, 2015, and 2014 respectively.

Note 16—Related party transactions

The Banks offer loans in the ordinary course of business to our insiders, including our executive officers and directors, their related interests and immediate family members and other employees. Applicable law and our written credit policies require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non-insider employees and other non-insiders are subject to the same requirements and underwriting standards and meet our normal lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors and executive officers must also comply with the Banks’ statutory lending limits and regulatory requirements regarding lending limits and collateral. All extensions of credit to the related parties must be reviewed and approved by the Banks’ boards of directors with a personal interest in any loan application are excluded from the consideration of such loan application. The Banks have made loans to directors and executive officers.

Such loans amounted to $46,107 (representing 38 loans) and $25,587 (representing 23 loans) at December 31, 2016 and 2015 respectively.

Deposits from principal officers, directors and their affiliates were $42,894 and $34,415 at December 31, 2016 and 2015, respectively.

At December 31, 2016 and 2015, Clayton HC, Inc. had cash balances on deposit with the Clayton Bank and Trust totaling $28,170 and $1,003, respectively, for ongoing corporate needs.

The Banks also have available lines of credit (or the equivalent thereof) with the majority shareholder totaling approximately $52,000 as of December 31, 2016 and 2015. There was no balance outstanding on those lines at December 31, 2016 and 2015.

The Banks entered into aircraft time sharing agreement, dated July 2015, with CFA Holdings LLC and CF Services LLC, pursuant to which the Banks have the right to use, from time to time, an aircraft leased and operated by CFA Holdings. This replaces the previous agreement entered into during 2007. CFA Holdings and CF Services LLC bill the Banks for usage of the aircraft based on hours of use and operating costs. During the year end December 31, 2016, 2015, and 2014 the banks paid CFA Holdings and CF Services $240 and $198 and $54 respectively, under the aviation timesharing agreement for the use of the aircraft.

Clayton Bank and Trust leases branch space from Clayton HC, Inc. Annual lease for space is $6 per year. Clayton HC has a management agreement with Clayton Bank and Trust to provide support for collection of debts,

Clayton Banks

Notes to combined financial statements

management of ORE, accounting and other management duties, amounting to $186, $200, and $198 during the years ended December 31, 2016, 2015 and 2014, respectively.

Apex Bank, 50% owned by Clayton HC, Inc., has a management agreement with Clayton Bank and Trust to provide support for IT and other management duties, amounting to $20, $24, and $14 during the years ended December 31, 2016, 2015 and 2014, respectively.

Part II

Information not required in prospectus

Item 13. Other expenses and issuance and distribution.

Estimated fees and expenses payable by our Company in connection with the offer and sale by the selling shareholders and of the shares of common stock registered hereby are as follows:

Expense category	Amount
SEC registration fee	$20,039
Legal fees and expenses	250,000
Accounting fees and expenses	25,000
Printing fees and expenses	25,000
Miscellaneous expenses	179,961

Total	$500,000

Item 14. Indemnification of directors and officers.

The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation, (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him, or (iii) such officer or director breached his duty of care to the corporation.

Our amended and restated charter and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expenses reasonably incurred by such person in any action, suit or proceeding in which such person was or is made, or threatened to be made, a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. In addition, we have a directors’ and officers’ liability insurance policy which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

In addition, our amended and restated charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of any fiduciary duty as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA. Under the TBCA, this provision does not relieve our directors from personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director, to the extent such liability arises from a judgment or other final adjudication establishing: (a) any breach of the director’s duty of loyalty; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any unlawful distributions. Nor does this provision eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Tennessee law. Finally, this provision does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. §1828(k).

Item 15. Recent sales of unregistered securities.

On May 26, 2017, the Company entered into Securities Purchase Agreements with accredited investors pursuant to which the Company agreed to sell an aggregate of 4,806,710 shares of the Company’s common stock in a private placement at a purchase price of $33.00 per share. The Private Placement was conducted to fund the cash consideration of $124.2 million payable to Clayton HC under the amended terms of the Acquisition. The Private Placement closed on June 1, 2017 resulting in gross proceeds to the Company of approximately $158.6 million and net proceeds of approximately $152 million, after deducting offering expenses and placement agent fees.

The net proceeds from the Private Placement will be used to fund the payment of the $124.2 million Cash Consideration to be paid to Clayton HC at the closing and the remaining net proceeds will be used for general corporate purposes, which may include paying down the $60 million Subordinated Note to be issued to Clayton HC. In the event that the Clayton Banks Acquisition is not consummated, the proceeds from the Private Placement will be used for general corporate purposes, which may include funding future acquisitions and strengthening the Company’s and FirstBank’s capital position.

Item 16. Exhibits and financial statement schedules.

(a)	Exhibits

Exhibit number	Description

2.1	Stock Purchase Agreement by and among FB Financial Corporation, FirstBank, Clayton HC, Inc. Clayton Bank and Trust, American City Bank, and James L. Clayton, dated February 8, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 8, 2017)

2.2	First Amendment, dated as of May 26, 2107, to that certain Stock Purchase Agreement, dated as of February 8, 2017, by and among the Company, FirstBank, Clayton HC, the Clayton Banks and Mr. Clayton (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 26, 2017)

3.1	Amended and Restated Certificate of Incorporation of FB Financial Corporation (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

3.2	Amended and Restated Bylaws of FB Financial Corporation (incorporated by reference to Company’s Form 10-Q for the quarter ended September 30, 2016)

4.1	Registration Rights Agreement (incorporated by reference to Company’s Form 10-Q for the quarter ended September 30, 2016)

5.1	Opinion of Alston & Bird LLP

10.1	Deferred Compensation Agreement between FB Financial Corporation and Chris Holmes (incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.2	Amendment to Deferred Compensation Agreement between FB Financial Corporation and Chris Holmes (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.3	Employment Agreement between FB Financial Corporation and Chris Holmes (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.4	FB Corporation 2016 Incentive Plan (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.5	Form of Restricted Stock Unit Award Certificate pursuant to the FB Financial Corporation 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.6	Form of Restricted Stock Unit Award Certificate (2017) pursuant to the FB Financial Corporation 2016 Incentive Plan (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

10.7	Form of Nonstatutory Stock Option Award Certificate pursuant to FB Financial Corporation 2016 Incentive Plan (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.8	Form of Restricted Stock Award Certificate pursuant to the FB Financial Corporation 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

Exhibit number	Description

10.9	FB Financial Corporation 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.10	FirstBank 2012 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement Form S-1 (File No. 333-213210), filed on August 19, 2016)

10.11	Amendment to FirstBank 2012 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.12	EBI Unit Award Agreement between FB Financial Corporation and Chris Holmes granted under the FirstBank 2012 Equity Based Incentive Plan (Fully-Vested) (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.13	EBI Unit Award Agreement between FB Financial Corporation and Chris Holmes granted under the FirstBank 2012 Equity Based Incentive Plan (Ratable Vesting) (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.14	FirstBank Preferred Equity Based Incentive Plan, as amended (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (File No. 333-213210), filed August 19, 2016)

10.15	Amendment to FirstBank Preferred Equity Based Incentive Plan (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.16	Second Amendment to FirstBank Preferred Equity Based Incentive Plan (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

10.17	First Bank 2010 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.18	Amendment to FirstBank 2010 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.19	Second Amendment to FirstBank 2010 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

10.20	Tax Sharing Agreement (incorporated by reference to Company’s Form 10-Q for the quarter ended September 30, 2016)

10.21	Shareholders’ Agreement (incorporated by reference to the Company’s Form 10-Q for the quarter ended September 30, 2016)

10.22	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 26, 2017)

21	Subsidiaries of FB Financial Corporation (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

23.1	Consent of Independent Registered Public Accounting Firm (RSM US LLP)

23.2	Consent of Independent Public Accounting Firm (Rodefer Moss & Co, PLLC)

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Powers of Attorney contained on the signature pages incorporated herein by reference

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date,

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 21 day of June, 2017.

FB Financial Corporation

By:	/s/ Christopher T. Holmes
Name: Christopher T. Holmes
Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher T. Holmes and James R. Gordon, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher T. Holmes		June 21, 2017
Christopher T. Holmes	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James R. Gordon		June 21, 2017
James R. Gordon	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ James W. Ayers		June 21, 2017
James W. Ayers	Executive Chairman and Director

/s/ William F. Andrews		June 21, 2017
William F. Andrews	Director

/s/ J. Jonathan Ayers		June 21, 2017
J. Jonathan Ayers	Director

/s/ Agenia W. Clark		June 21, 2017
Agenia W. Clark	Director

Signature	Title	Date

June 21, 2017
James L. Exum	Director

/s/ Orrin H. Ingram		June 21, 2017
Orrin H. Ingram	Director

/s/ Stuart C. McWhorter		June 21, 2017
Stuart C. McWhorter	Director

/s/ Emily J. Reynolds		June 21, 2017
Emily J. Reynolds	Director

Exhibit index

Exhibit number	Description

2.1

Stock Purchase Agreement by and among FB Financial Corporation, FirstBank, Clayton HC, Inc. Clayton Bank and Trust, American City Bank, and James L. Clayton, dated February 8, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 8, 2017)

2.2

First Amendment, dated as of May 26, 2107, to that certain Stock Purchase Agreement, dated as of February 8, 2017, by and among the Company, FirstBank, Clayton HC, the Clayton Banks and Mr. Clayton (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 26, 2017)

3.1

Amended and Restated Certificate of Incorporation of FB Financial Corporation (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

3.2	Amended and Restated Bylaws of FB Financial Corporation (incorporated by reference to Company’s Form 10-Q for the quarter ended September 30, 2016)

4.1	Registration Rights Agreement (incorporated by reference to Company’s Form 10-Q for the quarter ended September 30, 2016)

5.1	Opinion of Alston & Bird LLP

10.1

Deferred Compensation Agreement between FB Financial Corporation and Chris Holmes (incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.2

Amendment to Deferred Compensation Agreement between FB Financial Corporation and Chris Holmes (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.3

Employment Agreement between FB Financial Corporation and Chris Holmes (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.4	FB Corporation 2016 Incentive Plan (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.5

Form of Restricted Stock Unit Award Certificate pursuant to the FB Financial Corporation 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.6

Form of Restricted Stock Unit Award Certificate (2017) pursuant to the FB Financial Corporation 2016 Incentive Plan (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

10.7

Form of Nonstatutory Stock Option Award Certificate pursuant to FB Financial Corporation 2016 Incentive Plan (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.8

Form of Restricted Stock Award Certificate pursuant to the FB Financial Corporation 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.9

FB Financial Corporation 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

Exhibit number	Description

10.10	FirstBank 2012 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement Form S-1 (File No. 333-213210), filed on August 19, 2016)

10.11

Amendment to FirstBank 2012 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.12

EBI Unit Award Agreement between FB Financial Corporation and Chris Holmes granted under the FirstBank 2012 Equity Based Incentive Plan (Fully-Vested) (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.13

EBI Unit Award Agreement between FB Financial Corporation and Chris Holmes granted under the FirstBank 2012 Equity Based Incentive Plan (Ratable Vesting) (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.14

FirstBank Preferred Equity Based Incentive Plan, as amended (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (File No. 333-213210), filed August 19, 2016)

10.15

Amendment to FirstBank Preferred Equity Based Incentive Plan (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.16

Second Amendment to FirstBank Preferred Equity Based Incentive Plan (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

10.17	First Bank 2010 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.18

Amendment to FirstBank 2010 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-1/A (File No. 333-213210), filed on September 6, 2016)

10.19

Second Amendment to FirstBank 2010 Equity Based Incentive Plan (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

10.20	Tax Sharing Agreement (incorporated by reference to Company’s Form 10-Q for the quarter ended September 30, 2016)

10.21	Shareholders’ Agreement (incorporated by reference to the Company’s Form 10-Q for the quarter ended September 30, 2016)

10.22	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 26, 2017)

21	Subsidiaries of FB Financial Corporation (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017)

23.1	Consent of Independent Registered Public Accounting Firm (RSM US LLP)

23.2	Consent of Independent Public Accounting Firm (Rodefer Moss & Co, PLLC)

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Powers of Attorney contained on the signature pages incorporated herein by reference